Exhibit 10.1

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

ASHFORD HOSPITALITY LIMITED PARTNERSHIP

DATED: November 19, 2013

i

EXHIBIT A –	List of Partners and Initial Contributed Assets
EXHIBIT B –	Federal Income Tax Matters
EXHIBIT C –	Notice of Exercise of Redemption Right
EXHIBIT D –	Designation of Interests Issued to Sea Turtle Inn Limited Partners
EXHIBIT E –	[Reserved]
EXHIBIT F –	Designation of Terms and Conditions of Series A Preferred Partnership Units
EXHIBIT G –	[Reserved]
EXHIBIT H –	[Reserved]
EXHIBIT I –	Designation of Interests Issued to FGSB Limited Partners
EXHIBIT J –	Designation of Interests Issued to Crystal City Limited Partners
EXHIBIT K –	[Reserved]
EXHIBIT L –	Designation of Terms and Conditions of Series D Preferred Partnership Units

EXHIBIT M –	Notice of Election by Partner to Convert LTIP Units into Common Partnership Units
EXHIBIT N –	Notice of Election by Partnership to Force Conversion of LTIP Units into Common Partnership Units
EXHIBIT O –	Designation of Terms and Conditions of Series E Preferred Partnership Units
EXHIBIT P –	Distribution of Interests in Ashford Hospitality Prime Limited Partnership

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

ASHFORD HOSPITALITY LIMITED PARTNERSHIP

RECITALS:

This Fifth Amended and Restated Agreement of Limited Partnership is entered into effective November 19, 2013 (the “Effective Date”).

WHEREAS, Ashford Hospitality Limited Partnership (the “Partnership”) was formed as a limited partnership under the laws of the State of Delaware by the filing of a Certificate of Limited Partnership with the Secretary of State of Delaware on May 13, 2003.

WHEREAS, the General Partner and the Original Limited Partner entered into the Agreement of Limited Partnership as of August 18, 2003, the General Partner and the Limited Partners entered into the Amended and Restated Agreement of Limited Partnership as of August 29, 2003 which was amended by the First Amendment to Amended and Restated Agreement of Limited Partnership dated October 16, 2003 and the Second Amendment to Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership dated April 1, 2004.

WHEREAS, the General Partner and the Limited Partners (as of such date) entered into the Second Amended and Restated Agreement of Limited Partnership as of April 6, 2004, which was amended by:

Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership dated September 2, 2004;

Amendment No. 2 to Second Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership dated September 22, 2004;

Amendment No. 3 to Second Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership dated December 30, 2004;

Amendment No. 4 to Second Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership dated March 16, 2005;

Amendment No. 5 to Second Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership dated July 13, 2006; and

Amendment No. 6 to Second Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership dated April 11, 2007.

WHEREAS, the General Partner and the Limited Partners (as of such date) entered into the Third Amended and Restated Agreement of Limited Partnership as of May 7, 2007, which was amended by:

Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership dated July 18, 2007;

Amendment No. 2 to Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership dated February 6, 2008;

Amendment No. 3 to Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership dated March 21, 2008;

Amendment No. 4 to Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership dated May 18, 2010;

Amendment No. 5 to Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership dated September 22, 2010;

Amendment No. 6 to Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership dated April 18, 2011;

Amendment No. 7 to Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership dated September 30, 2011; and

Amendment No. 8 to Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership dated October 17, 2011.

WHEREAS, the General Partners and the Limited Partners (as of such date) entered into the Fourth Amended and Restated Agreement of Limited Partnership as of February 27, 2013, which was amended by Amendment No. 1 to Fourth Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership dated June 26, 2013 (collectively, the “Prior Agreement”).

WHEREAS, Section 11.1(d) of the Prior Agreement permits the General Partner, with the approval of the Limited Partners holding more than sixty-six and two-thirds percent (66 2/3%) of the Common Percentage Interests of the Limited Partners, to amend the Prior Agreement;

WHEREAS, Ashford OP Limited Partner LLC holds more than sixty-six and two-thirds percent (66 2/3%) of the Common Percentage Interests of the Limited Partners, and

the General Partner and Ashford OP Limited Partner LLC desire to amend and restate the Prior Agreement to make the revisions to the Prior Agreement set forth below;

WHEREAS, the Company, which is the sole member of the General Partner and of Ashford OP Limited Partner LLC, has directed the General Partner and Ashford OP Limited Partner LLC to amend the Prior Agreement as set forth in this Agreement; and

WHEREAS, the General Partner and Ashford OP Limited Partner LLC desire to so amend and restate the Prior Agreement, as of the Effective Date;

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Whenever used in this Agreement, the following terms shall have the meanings respectively assigned to them in this Article I, unless otherwise expressly provided herein or unless the context otherwise requires:

“Act” shall mean the Delaware Revised Uniform Limited Partnership Act, 6 Del C. § 17-101, et. seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Additional Funds” has the meaning set forth in Section 4.4 hereof.

“Additional Limited Partner” shall mean a Person admitted to this Partnership as a Limited Partner pursuant to and in accordance with Section 2.3(b) of this Agreement.

“Additional Securities” means any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 7.4 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.3(a)(ii).

“Adjustment Event” shall have the meaning set forth in Section 4.3(d) hereof.

“Affiliate” of another Person shall mean (a) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person; (d) any officer, director, member or partner of such other Person; and (e) if such other Person is an officer, director, member or partner in a company, the company for which such Person acts in any such capacity.

“Agreed Value” shall mean the fair market value of Contributed Property as agreed to by the contributing partner and the Partnership, using such reasonable method of valuation as they may adopt.

“Agreement” shall mean this Fifth Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, as amended from time to time.

“AMEX” shall mean the American Stock Exchange or any successor thereto.

“Articles of Organization” means the Certificate of Formation of the General Partner filed with the Secretary of State of the State of Delaware, as amended or restated from time to time.

“Ashford OP Limited Partner LLC” means Ashford OP Limited Partner LLC, a Delaware limited liability company.

“Ashford Prime” means Ashford Hospitality Prime, Inc., a Maryland corporation.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended, 11 U.S.C. ss.ss. 101 ET SEQ., and as hereafter amended from time to time.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

“Capital Account” shall mean, as to any Partner, the account established and maintained for such Partner pursuant to Section 5.3 hereof.

“Capital Account Limitation” shall have the meaning set forth in Section 7.9(b) hereof.

“Capital Contribution” shall mean the amount in cash or the Agreed Value of Contributed Property (net of liabilities secured by the contributed property that the Partnership is considered to assume or take subject to under Code Section 752) contributed by each Partner (or its original predecessor in interest) to the capital of the Partnership for its interest in the Partnership.

“Carrying Value” shall mean, with respect to any property, the adjusted basis of such property for federal income tax purposes as of the time of determination except as follows: (a) the initial Carrying Value of any property contributed by a Partner to the Partnership shall be its Agreed Value, (b) the Carrying Value of property distributed to a Partner shall the fair market value of such property, as determined by the General Partner, and (c) the Carrying Value of property shall be adjusted as provided by Exhibit B, items A.1., B.1(c), B.3., and B.4.

“Cash Amount” means an amount of cash per Common Partnership Unit equal to the Value on the Valuation Date of the REIT Common Shares Amount.

“Cash Flow” shall mean the excess of cash revenues actually received by the Partnership in respect of Partnership operations for any period, and the amount of any reduction in reserves of the Partnership, over Operating Expenses for such period. Cash Flow shall not include Disposition Proceeds.

“Class B Common Partnership Interest” shall mean an ownership interest in the Partnership, other than a Preferred Partnership Interest or a Common Partnership Interest, and shall include any and all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act, provided that a Class B Common Partnership Interest shall be treated as a Common Partnership Interest except as provided in the definition of Class B Common Partnership Unit.

“Class B Common Partnership Unit” shall mean a fractional, undivided share of the Class B Common Partnership Interests of all Partners issued hereunder, each of which Class B Common Partnership Unit shall be treated as a Common Partnership Unit for all purposes of this Agreement and shall be subject to the same rights, privileges, qualifications, limitations and other characteristics as a Common Partnership Unit and all references to Class B Common Partnership Units in this Agreement shall be deemed to be references to Common Partnership Units as well as Class B Common Partnership Units, except, in each case, (i) in lieu of receiving distributions by the Partnership to holders of Common Partnership Units, each holder of a Class B Common Partnership Unit shall be entitled to the payment of the Class B Common Partnership Unit Return; (ii) the Class B Common Partnership Unit Return shall have priority over the payment of any cash distribution with respect to a Common Partnership Unit pursuant to Section 8.1(a) of this Agreement (while still being junior in priority to the payment of any cash distribution with respect to a Preferred Partnership Unit); and (iii) the Class B Common Partnership Units are convertible, at the option of the Partnership or any holder of Class B Common Partnership Units, in whole or in part, from time to time, at any time after July 13, 2016, into an equivalent number of Common Partnership Units.

“Class B Common Partnership Unit Return” shall mean, as to each Class B Common Partnership Unit that has not yet then been converted into Common Partnership Units: (i) for the period commencing on July 13, 2006 and ending on September 30, 2006 (the “Initial Period”), a cash distribution equal to $0.16606414; (ii) for the three-year period commencing on October 1, 2006 and ending on the third anniversary of such date, a cumulative quarterly cash distribution equal to $0.19097376; and (iii) thereafter, a cumulative quarterly cash distribution equal to $0.20163144.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any succeeding provision of the Code.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Partnership Interest” shall mean an ownership interest in the Partnership, other than a Preferred Partnership Interest, and includes any and all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

“Common Partnership Unit” shall mean a fractional, undivided share of the Common Partnership Interests of all Partners issued hereunder. At all times there shall be maintained an economic equivalency of Common Partnership Units and REIT Common Shares, except as otherwise provided herein.

“Common Partnership Unit Distribution” shall have the meaning set forth in Section 4.3(d) hereof.

“Common Partnership Unit Distribution Period” shall mean any quarter or shorter period with respect to which a distribution is to be made to the holders of the Common Partnership Units.

“Common Partnership Unit Economic Balance” shall have the meaning set forth in Section 5.5 hereof.

“Common Percentage Interest” shall mean the percentage ownership interest in the Common Partnership Units of each Partner, as determined by dividing the Common Partnership Units owned by a Partner by the total number of Common Partnership Units then outstanding, subject to Sections 4.3(d) and 4.3(e) which treat LTIP Units as Common Partnership Units for this purpose.

“Company” means Ashford Hospitality Trust, Inc., a Maryland corporation.

“Constituent Person” shall have the meaning set forth in Section 7.9(f) hereof.

“Contributed Property” shall mean a Partner’s interest in property or other consideration (excluding services and cash) contributed to the Partnership by such Partner.

“Conversion Date” shall have the meaning set forth in Section 7.9(b) hereof.

“Conversion Factor” shall mean 1.0; provided, however, that if the Company (i) declares or pays a dividend on its outstanding REIT Common Shares in REIT Common Shares or makes a distribution to all holders of its outstanding REIT Common Shares in REIT Common Shares, (ii) subdivides its outstanding REIT Common Shares, or (iii) combines its outstanding REIT Common Shares into a smaller number of REIT Common Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Common Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Common Shares (determined without the above assumption)

issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; PROVIDED, HOWEVER, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

“Conversion Notice” shall have the meaning set forth in Section 7.9(b) hereof.

“Conversion Right” shall have the meaning set forth in Section 7.9(a) hereof.

“Disposition Proceeds” shall mean the excess of the proceeds received by the Partnership from the sale, exchange or other disposition of all or substantially all of the Partnership’s Property less any expenses incurred or paid by the Partnership in connection with such transaction.

“Distribution Payment Date” shall mean the dates upon which the General Partner makes distributions in accordance with Section 8.1 hereof.

“Economic Capital Account Balance” shall have the meaning set forth in Section 5.5 hereof.

“Effective Date” shall have the meaning set forth in the Recitals.

“Event of Bankruptcy” shall mean as to any Person the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within ninety (90) days of the filing thereof); insolvency of such Person as finally determined by a court of competent jurisdiction; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of such Person’s assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, but if such proceeding is commenced by another, only if such Person indicates his approval of such proceeding, or such proceeding is contested by such Person and has not been finally dismissed within ninety (90) days.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Forced Conversion” shall have the meaning set forth in Section 7.9(c) hereof.

“Forced Conversion Notice” shall have the meaning set forth in Section 7.9(c) hereof.

“Full Distribution Amount” shall have the meaning set forth in Section 8.1(a) hereof.

“General Partner” shall mean Ashford OP General Partner LLC and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

“General Partnership Interest” shall mean the ownership interest of a General Partner in the Partnership, provided that the General Partner shall have no interest in profits or losses of the Partnership with respect to its General Partnership Interest.

“Government Obligations” shall mean securities that are (i) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust as custodian with respect to any such obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Hotels” means the hotel properties owned by the Partnership, directly or through any other entity, from time to time.

“Indemnitee” shall mean (i) any Person made a party to a proceeding by reason of his or her status as (A) the General Partner or (B) a director, officer, employee or agent of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Ineligible Unit” shall have the meaning set forth in Section 5.5 hereof.

“Initial Contributed Assets” shall mean those properties and asset management and consulting agreements identified as Initial Contributed Assets on Exhibit A hereto.

“IRS” shall mean the Internal Revenue Service.

“Limited Partner” shall mean any Person named as a Limited Partner on Exhibit A attached hereto and any Person who becomes a Substitute Limited Partner pursuant to Section 9.6 hereof or an Additional Limited Partner pursuant to Section 2.3(b) hereof, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” shall mean the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of the Act.

“LTIP Unit” shall mean a Partnership Unit that is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Sections 4.3(d) and 4.3(e) hereof and elsewhere in this Agreement in respect of LTIP Unitholders. The allocation of LTIP Units among the Partners shall be set forth on Exhibit A, as may be amended from time to time.

“LTIP Unitholder” shall mean a Partner that holds LTIP Units.

“NASDAQ” shall mean the NASDAQ Global Market or any successor thereto.

“Newly Issued Common Partnership Unit” shall mean with respect to any Common Partnership Unit Distribution Period, a Common Partnership Unit issued during such Common Partnership Unit Distribution Period, other than to Ashford OP Limited Partner LLC.

“Notice of Redemption” shall mean the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit C hereto.

“NYSE” shall mean the New York Stock Exchange or any successor thereto.

“Offering” shall mean the offer and sale by the Company and the purchase by the Underwriters (as defined in the Prospectus) of REIT Common Shares for sale to the public, consummated August 29, 2003.

“Operating Expenses” shall mean (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expense of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; PROVIDED, HOWEVER, that Operating Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a Subsidiary that are owned by the General Partner or the Company directly.

“Original Limited Partner” shall mean Ashford OP Limited Partner LLC.

“Partner” shall mean the General Partner or any Limited Partner.

“Partnership” shall mean Ashford Hospitality Limited Partnership, a Delaware limited partnership.

“Partnership Interest” shall mean an ownership interest in the Partnership and includes any and all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

“Partnership Record Date” shall mean the record date established by the General Partner for the distribution of Cash Flow pursuant to Section 8.1 hereof, which record date, as to Common Partnership Units, shall be the corresponding record date established by the Company with respect to the REIT Common Shares and which record date, as to a series of Preferred Partnership Units, shall be the corresponding record date established by the Company with respect to the corresponding series of REIT Preferred Shares.

“Partnership Unit” shall mean a Common Partnership Unit, a Class B Common Partnership Unit, a Preferred Partnership Unit, an LTIP Unit, or any other fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to this Agreement. The Partnership Units of the Partners shall be set forth on Exhibit A, as may be amended from time to time.

“Person” shall mean any individual, partnership, corporation, limited liability company, trust or other entity.

“Plan” shall mean the Ashford Hospitality Trust, Inc. Amended and Restated 2003 Stock Incentive Plan, as amended and/or one or more successor or additional equity incentive plans or programs that the Company has adopted or may adopt, as amended (each individually and all of them collectively, as the context requires).

“Preferred Partnership Interest” shall mean an ownership interest in the Partnership evidenced by a designated series of Preferred Partnership Units, having a preference in payment of distributions or on liquidation as determined by the General Partner for such series of Preferred Partnership Units and as set forth in an amendment to this Agreement, and includes all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

“Preferred Partnership Unit” shall mean a fractional, undivided share of Preferred Partnership Interests of all Partners in the specified series issued hereunder.

“Preferred Percentage Interest” with respect to a series of Preferred Partnership Units, shall mean the percentage ownership interest in the Preferred Partnership Units of each Partner holding Preferred Partnership Units of such specified series, as determined by dividing the Preferred Partnership Units of such series owned by a Partner by the total number of Preferred Partnership Units of that series then outstanding.

“Preferred Return” shall mean any payment made or to be made on any Preferred Partnership Unit corresponding to any dividend paid or to be paid on the related series of preferred stock issued by the Company, in accordance with Section 4.3 hereof.

“Prior Agreement” has the meaning assigned to such term in the Recitals.

“Property” shall mean any hotel property or other investment in which the Partnership holds an ownership interest.

“Prospectus” shall mean the final prospectus, dated August 26, 2003, delivered to purchasers of REIT Shares in the Offering.

“Redeeming Partner” shall have the meaning provided in Section 7.4(a) hereof.

“Redemption Right” shall have the meaning provided in Section 7.4(a) hereof.

“REIT” shall mean a real estate investment trust under Sections 856 through 860, inclusive, of the Code.

“REIT Common Share” shall mean a share of the common stock of the Company.

“REIT Common Shares Amount” shall mean a whole number of REIT Common Shares equal to the product of the number of Common Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor in effect on the Specified Redemption Date (rounded down to the nearest whole number if such product is not a whole number); provided, however, that if the Company at any time issues to all holders of REIT Common Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Common Shares, or any other securities or property (collectively, the “Rights”), which Rights have not expired pursuant to their terms, then the REIT Common Shares Amount thereafter shall also include such Rights that a holder of that number of REIT Common Shares would be entitled to receive.

“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence of the Company and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of Company), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the Company, (ii) costs and expenses relating to the public offering and registration of securities or private offering of securities by the Company and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offering of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, including filings with the Commission, (iv) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Commission, and (v) all other operating or administrative costs of the Company, including, without limitation, insurance premiums, and legal, accounting and directors’ fees, incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

“REIT Preferred Share” shall mean a share of the preferred stock of the Company.

“REIT Share” shall mean a REIT Common Share or a REIT Preferred Share.

“Safe Harbor” means, the election described in the Safe Harbor Regulation, pursuant to which a partnership and all of its partners may elect to treat the fair market value of a partnership interest that is transferred in connection with the performance of services as being equal to the liquidation value of that interest.

“Safe Harbor Election” means the election by a partnership and its partners to apply the Safe Harbor, as described in the Safe Harbor Regulation and Internal Revenue Service Notice 2005-43, issued on May 19, 2005.

“Safe Harbor Regulation” means Proposed Treasury Regulations Section 1.83-3(l) issued on May 19, 2005.

“Series A Articles Supplementary” shall mean the Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock, designating the rights and preferences of the 8.55% Series A Cumulative Preferred Stock, filed as part of the Company’s charter with the State Department of Assessments and Taxation of Maryland, on September 21, 2004.

“Series A Preferred Partnership Interests” shall mean an ownership interest in the Partnership evidenced by the Series A Preferred Partnership Units, having a preference in payment of distributions or on liquidation as set forth in Exhibit F to this Agreement.

“Series A Preferred Partnership Units” shall mean the series of Preferred Partnership Units established pursuant to this Agreement, representing a fractional, undivided share of the Series A Preferred Partnership Interests of all Partners issued under this Agreement.

“Series A Preferred Stock” shall mean the 8.55% Series A Cumulative Preferred Stock of the Company, with such preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Series A Articles Supplementary.

“Series D Articles Supplementary” shall mean the Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock, designating the rights and preferences of the 8.45% Series D Cumulative Preferred Stock, filed as part of the Company’s charter with the State Department of Assessments and Taxation of Maryland, on July 17, 2007, as amended by the Articles of Amendment to Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock, filed as part of the Company’s charter with the State Department of Assessments and Taxation of Maryland, on September 20, 2010.

“Series D Preferred Partnership Interests” shall mean an ownership interest in the Partnership evidenced by the Series D Preferred Partnership Units, having a preference in payment of distributions or on liquidation as set forth in Exhibit L to this Agreement.

“Series D Preferred Partnership Units” shall mean the series of Preferred Partnership Units established pursuant to this Agreement, representing a fractional, undivided share of the Series D Preferred Partnership Interests of all Partners issued under this Agreement.

“Series D Preferred Stock” shall mean the Series D Cumulative Preferred Stock of the Company, with such preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Series D Articles Supplementary.

“Series E Articles Supplementary” shall mean the Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock, designating the rights and preferences of the 9.000% Series D Cumulative Preferred Stock, filed as part of the Company’s charter with the State Department of Assessments and Taxation of Maryland, on April 15, 2011.

“Series E Preferred Partnership Interests” shall mean an ownership interest in the Partnership evidenced by the Series E Preferred Partnership Units, having a preference in payment of distributions or on liquidation as set forth in Exhibit O to this Agreement.

“Series E Preferred Partnership Units” shall mean the series of Preferred Partnership Units established pursuant to this Amendment, representing a fractional, undivided share of the Series E Preferred Partnership Interests of all Partners issued under this Agreement.

“Series E Preferred Stock” shall mean the Series E Cumulative Preferred Stock of the Company, with such preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Series E Articles Supplementary.

“Special Partnership Interest” shall mean a Common Partnership Interest, except that, notwithstanding anything to the contrary in Section 7.4, the General Partner shall not have the right, directly or indirectly, to satisfy any Redemption Right exercised by a Limited Partner with respect to the Special Partnership Interest through the issuance of the REIT Common Shares Amount as set forth in Section 7.4(b).

“Special Partnership Unit” shall mean a Common Partnership Unit, except that, notwithstanding anything to the contrary in Section 7.4, the General Partner shall not have the right, directly or indirectly, to satisfy any Redemption Right exercised by a Limited Partner with respect to a Special Partnership Unit through the issuance of the REIT Common Shares Amount as set forth in Section 7.4(b).

“Specified Redemption Date” shall mean, with respect to a given Partner, the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption, provided that no Specified Redemption Date may occur with respect to any Partnership Unit before one year after such Partnership Unit is issued by the Partnership.

“Subsidiary” shall mean, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities, or (ii) the outstanding equity interests, are owned, directly or indirectly, by such Person.

“Substitute General Partner” has the meaning set forth in Section 9.2.

“Substitute Limited Partner” shall mean any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.6 hereof.

“Surviving Partner” has the meaning set forth in Section 9.1(c) hereof.

“Target Balance” shall have the meaning set forth in Section 5.5(a) hereof.

“Transaction” has the meaning set forth in Section 9.1(b) hereof.

“Transfer” has the meaning set forth in Section 9.5(a) hereof.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.

“Unit Transaction” shall have the meaning set forth in Section 7.9(f) hereof.

“Unvested Incentive Units” shall have the meaning set forth in Section 4.3(e)(i) hereof.

“Valuation Date” shall mean the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

“Value” shall mean, with respect to a REIT Common Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Common Shares are listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the REIT Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, however, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Common Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. If the REIT Common Shares Amount includes rights that a holder of REIT Common Shares would be entitled to receive, and the General Partner acting in good faith determines that the value of such rights is not reflected in the Value of the REIT Common Shares determined as aforesaid, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Vested LTIP Units” shall have the meaning set forth in Section 4.3(e)(i) hereof.

“Vesting Agreement” shall mean each or any, as the context implies, LTIP Unit Award Agreement entered into by a LTIP Unitholder upon acceptance of an award of LTIP Units under the Plan (as such agreement may be amended, modified or supplemented from time to time).

ARTICLE II

PARTNERSHIP CONTINUATION; ADMISSION OF LIMITED PARTNERS;

NAME; PLACE OF BUSINESS AND REGISTERED AGENT

Section 2.1 CONTINUATION. The Partners hereby agree to continue the Partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2 CERTIFICATE OF LIMITED PARTNERSHIP; OTHER FILINGS. The General Partner shall prepare (or caused to be prepared), execute, acknowledge, record and file at the expense of the Partnership, a Certificate of Limited Partnership and all requisite fictitious name statements and notices in such places and jurisdictions as may be required by the Act or necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

Section 2.3 ADDITIONAL LIMITED PARTNERS. The General Partner shall in timely fashion amend this Agreement and, if required by the Act, the Certificate of Limited Partnership filed for record to reflect the admission pursuant to the terms of this Agreement of a Person as a Limited Partner.

Section 2.4 NAME, OFFICE AND REGISTERED AGENT. The name of the Partnership shall be Ashford Hospitality Limited Partnership. The principal place of business of the Partnership shall be at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership’s statutory agent for service of process on the Partnership in Texas is Ashford OP General Partner LLC, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. The name and address of the Partnership’s statutory agent for service of process on the Partnership in Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

ARTICLE III

BUSINESS AND TERM OF PARTNERSHIP

Section 3.1 BUSINESS. The purpose and nature of the business of the Partnership is to conduct any business that may lawfully be conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to be qualified as a REIT under the Code, unless the board of directors of the Company determines to cease to qualify as a REIT. To consummate the foregoing and to carry out the obligations of the Partnership in connection therewith or incidental thereto, the General Partner shall have the authority, in accordance with and subject to the limitations set forth elsewhere in this Agreement, to make, enter into, perform and carry out any arrangements, contracts or agreements of every kind for any lawful purpose, without limit as to amount or otherwise, with any corporation, association, partnership, limited liability company, firm, trustee, syndicate, individual or any political or governmental division, subdivision or agency, domestic or foreign, and generally to make and perform agreements and contracts of every kind and description and to do any and all things necessary or incidental to the foregoing for the protection and enhancement of the assets of the Partnership.

Section 3.2 TERM. The Partnership as herein constituted shall continue in perpetuity and shall have perpetual existence, unless earlier dissolved or terminated pursuant to law or the provisions of this Agreement.

ARTICLE IV

CAPITAL CONTRIBUTIONS

Section 4.1 GENERAL PARTNER. The General Partner has not contributed, and shall not be required to contribute, cash or other assets to the capital of the Partnership.

Section 4.2 LIMITED PARTNERS. The Limited Partners have contributed cash and their respective ownership interests in the Contributed Property to the Partnership as identified on Exhibit A attached hereto. The Agreed Values of the Limited Partners’ proportionate ownership interest in the Contributed Properties as of the date of contribution are set forth on Exhibit A attached hereto.

Section 4.3 ADDITIONAL CAPITAL CONTRIBUTIONS AND ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS. Except as provided in this Section 4.3 or in Section 4.4, the Partners shall have no preemptive or other right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner or Ashford OP Limited Partner LLC may contribute additional capital or property to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.3.

(a) ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS.

(i) GENERAL. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Common Partnership Units and Preferred Partnership Units for any Partnership purpose at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any of the Limited Partners. Any additional Partnership Interest issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, and all as may be set forth in an Exhibit to this Agreement, each of which Exhibit shall be incorporated into and become part of this Agreement upon adoption by the General Partner, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; (iii) the rights of each class or series of Partnership Interests upon dissolution and liquidation of the Partnership and (iv) the right to vote; PROVIDED, HOWEVER, that no additional Partnership Interests shall be issued to the General Partner or Ashford OP Limited Partner LLC unless:

(ii) (1) (A) The additional Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests in the Company, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner or Ashford OP Limited Partner LLC by the Partnership in accordance with this Section 4.3 and (B) the Company shall make, directly or through one or more Affiliates, a Capital Contribution to the Partnership in an amount equal to the proceeds raised or other property received by the Company, directly or through one or more Affiliates, in connection with the issuance of such stock or other interests in the Company, (2) the additional Partnership Interests are issued in exchange for property owned by the Company, the General Partner or Ashford OP Limited Partner LLC, as the case may be, with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests, or (3) the additional Partnership Interests are issued to all Partners in proportion to their respective Common Percentage Interests or Preferred Percentage Interests, as applicable.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Common Partnership Units or Preferred Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the Company and the Partnership.

(b) UPON ISSUANCE OF ADDITIONAL SECURITIES. After the Offering, the Company shall not issue any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 7.4 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, “Additional Securities”) other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the Company or its Affiliates, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the Company contributes, directly or through one or more Affiliates, the proceeds or other property received from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities to the Partnership.

Without limiting the foregoing, the Company may issue Additional Securities for less than fair market value, and as a result the General Partner is expressly authorized to cause the Partnership to issue to the Company or its Affiliates corresponding Partnership Interests, so long as (x) the Company concludes in good faith that such issuance is in the best interests of the Company and the Partnership, and (y) the Company, directly or through one or more Affiliates, contributes all proceeds or other property received from such issuance to the Partnership. For example, if the Company issues REIT Common Shares for a cash purchase price and contributes, directly or through one or more Affiliates, all of the proceeds of such issuance to the Partnership as required hereunder, the Company or its Affiliates shall be issued a number of additional Common Partnership Units equal to the product of (A) the number of such REIT Common Shares issued by the Company, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

(c) CERTAIN DEEMED CONTRIBUTIONS OF PROCEEDS OF ISSUANCE OF REIT SHARES. In connection with any and all issuances of REIT Shares, the Company, directly or through one or more Affiliates, shall contribute all of the proceeds raised in connection with such issuance to the Partnership as Capital Contributions, PROVIDED THAT if the proceeds actually received and contributed by the Company or its Affiliates are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the Company, directly or through one or more Affiliates, shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in connection with the required issuance of additional

Partnership Units to the Company or its Affiliates for such Capital Contributions pursuant to Section 4.3(a) hereof. Notwithstanding the foregoing and Section 4.3(b), the Company shall not be required to contribute the proceeds raised in connection with the issuance of REIT Shares in June 2013 and July 2013, directly or through one or more Affiliates, to the Partnership as a Capital Contribution provided such funds are used to effect the planned spin-off of Ashford Prime; and, provided further, that upon a determination, if any, by the Company not to effect the planned spin-off of Ashford Prime, the Company shall contribute such proceeds as provided in Section 4.3(b) and Section 4.3(c).

(d) LTIP UNITS. The General Partner may from time to time issue LTIP Units to Persons who provide services to the Partnership, for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. The Capital Accounts of such LTIP Unitholders shall be credited with the amount of their respective Capital Contributions pursuant to Section 5.3. Except to the extent a Capital Contribution is made with respect to an LTIP Unit, an LTIP Unit is intended to qualify as a “profits interest” in the Partnership. Subject to the provisions of Sections 4.3(d) and 4.3(e) and the special provisions of Sections 5.5, 7.9 and 7.10, LTIP Units shall be treated as Common Partnership Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Common Percentage Interests, holders of LTIP Units shall be treated as Common Partnership Unitholders and LTIP Units shall be treated as Common Partnership Units. In particular, the Partnership shall comply with the following procedures:

(i) If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Partnership Units and LTIP Units. The following shall be “Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Common Partnership Units in Partnership Units, (B) the Partnership subdivides the outstanding Common Partnership Units into a greater number of units or combines the outstanding Common Partnership Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Partnership Units by way of a reclassification or recapitalization of its Common Partnership Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to Ashford OP Limited Partner LLC in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the Company. If the Partnership takes an action affecting the Common Partnership Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by the Plan, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; and

(ii) Subject to the provisions of Section 10.4, the LTIP Unitholders shall, in respect of each Distribution Payment Date, when, as and if authorized and declared by the General Partner out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Common Partnership Unit (the “Common Partnership Unit Distribution”), paid to holders of record on the same Partnership Record Date established by the General Partner with respect to such Distribution Payment Date. The term “Newly Issued Common Partnership Unit” shall be deemed to include LTIP Units issued during a Common Partnership Unit Distribution Period and Section 8.1(a) shall apply in full to LTIP Units. During any Common Partnership Unit Distribution Period, so long as any LTIP Units are outstanding, except upon liquidation of the Partnership and as provided in the following sentence and Section 10.4, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Common Partnership Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units for such Common Partnership Unit Distribution Period.

The LTIP Units shall rank pari passu with the Common Partnership Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up, provided upon liquidation the amount distributed with respect to a LTIP Unit shall be limited to the related Capital Account balance as provided by Section 10.4. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Partnership Units or Partnership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Common Partnership Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units. Subject to the terms of any Vesting Agreement, a LTIP Unitholder shall be entitled to transfer his or her LTIP

Units to the same extent, and subject to the same restrictions as holders of Common Partnership Units are entitled to transfer their Common Partnership Units pursuant to Article IX.

(e) TERMS OF LTIP UNITS. LTIP Units shall be subject to the following special provisions:

(i) VESTING AGREEMENTS. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Plan, if applicable. LTIP Units that have vested under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested Incentive Units.”

(ii) FORFEITURE. Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in the right of the Partnership to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership exercises such right to repurchase or forfeiture in accordance with the applicable Vesting Agreement, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the Target Balance contemplated by Section 5.5, calculated with respect to the LTIP Unitholder’s remaining LTIP Units, if any, with such reduction being accomplished by an allocation of gross deductions or losses to the applicable LTIP Unitholder.

(iii) ALLOCATIONS. LTIP Units shall generally be treated as Common Partnership Units for purposes of Article V, but LTIP Unitholders shall also be entitled to certain special allocations of gain under Section 5.5.

(iv) REDEMPTION. The Redemption Right provided to Limited Partners under Section 7.4 shall not apply with respect to LTIP Units unless and until they are converted to Common Partnership Units as provided in clause (vi) below and Section 7.9.

(v) LEGEND. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

(vi) CONVERSION TO COMMON PARTNERSHIP UNITS. Vested LTIP Units are eligible to be converted into Common Partnership Units under Section 7.9.

(vii) VOTING. LTIP Units shall have the voting rights provided in Section 7.10.

(viii) ISSUANCE. An LTIP Unit shall be considered issued to an LTIP Unitholder upon the later to occur of: (i) execution of a counterpart signature page to this Agreement, unless such Person is already a Limited Partner, (ii) execution by such LTIP Unitholder and the Partnership of a Vesting Agreement with respect to such LTIP Unit, if applicable, and (iii) payment to the Partnership of the Capital Contribution, if any, provided for in the related Vesting Agreement.

Section 4.4 ADDITIONAL FUNDING. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner provide such Additional Funds to the Partnership through loans or otherwise.

Section 4.5 INTEREST. No interest shall be paid on the Capital Contribution of any Partner.

Section 4.6 RETURN OF CAPITAL. Except as expressly provided in this Agreement, no Partner shall be entitled to demand or receive the return of his Capital Contribution.

Section 4.7 PERCENTAGE INTEREST. If the number of outstanding Common Partnership Units increases or decreases during a taxable year, the General Partner shall adjust each holder of Common Partnership Units’ Percentage Interest, as reflected on Exhibit A, to a percentage equal to the number of Common Partnership Units held by such Partner divided by the aggregate number of outstanding Common Partnership Units.

ARTICLE V

PROFITS, LOSSES AND ACCOUNTING

Section 5.1 ALLOCATION OF PROFITS AND LOSSES. Except as otherwise provided herein or in Exhibit B, profits earned and losses incurred by the Partnership shall be allocated among the Partners as follows:

(a) Profits for each year shall be allocated among the Partners, and shall be credited to the respective Capital Accounts of the Partners, in the following order and priority:

(i) First, items of gross income to the holders of Preferred Partnership Units in the amount necessary so that the cumulative amount of gross income allocated to holders of Preferred Partnership Units pursuant to this Section 5.1(a)(i) is equal to the cumulative amount of distributions of Preferred Return (as defined, for each series of Preferred Partnership Units, in the exhibit to this Agreement setting forth the terms of such Preferred Partnership Units) distributed to holders of Preferred Partnership Units;

(ii) Second, to the Partners to the extent of losses, in the proportions and in the reverse order in which losses were allocated to them pursuant to Section 5.1(b), until the cumulative amounts allocated to each Partner pursuant to this Section 5.1(a)(ii) are equal to the cumulative losses so allocated to such Partner;

(iii) Third, to the holders of Class B Common Partnership Units in accordance with their Common Percentage Interests until the holders of Class B Common Partnership Units have been allocated an amount equal to the total amount distributed to such holders pursuant to Section 8.1(a) for such year; and

(iv) Fourth, any remaining profits shall be allocated to the holders of Common Partnership Units, other than the holders of Class B Common Partnership Units, in accordance with their Common Percentage Interests (calculated without giving effect to the Class B Partnership Units then outstanding).

(b) Losses for each year shall be allocated among the Partners, and shall be debited to the respective Capital Accounts of the Partners, in the following order and priority:

(i) First, to the holders of Common Partnership Units pro rata in accordance with, and to the extent of, the positive balances in their Adjusted Capital Account Balances (as defined in Exhibit B hereto) attributable to Common Partnership Units;

(ii) Second, to the holders of Preferred Partnership Units pro rata in accordance with, and to the extent of, the positive balances in their Adjusted Capital Account Balances (as defined in Exhibit B hereto) attributable to Preferred Partnership Units; and

(iii) Thereafter any remaining losses will be allocated to the holders of Common Partnership Units in accordance with their Common Percentage Interests.

(c) If the Partnership issues additional Partnership Units pursuant to the provisions of this Agreement, the General Partner is hereby authorized to make revisions to this Section 5.1 as it determines are necessary or desirable to reflect the terms of the issuance of such additional Partnership Units, including, without limitation, making preferential allocations to certain classes of Partnership Units. For purposes of determining the income, gain, loss, deduction or any other items allocable to any period, income, gain, loss, deduction, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

(d) Notwithstanding the provisions of Section 5.1(a) and Section 5.1(b), upon liquidation of the Partnership or upon redemption of any redeemable Preferred Partnership Units, items of gross income and/or items of deduction or loss shall be allocated to the holder of the Preferred Partnership Units and/or the Common Partnership Units, such that the Capital Accounts attributable to the Preferred Partnership Units equal, after all allocations of profit and loss are completed, the amount to be distributed to the Preferred Partnership Units.

Section 5.2 ACCOUNTING.

(a) The books of the Partnership shall be kept on the accrual basis and in accordance with generally accepted accounting principles consistently applied.

(b) The fiscal year of the Partnership shall be the calendar year.

(c) The terms “profits” and “losses,” as used herein, shall mean all items of income, gain, expense or loss as determined utilizing federal income tax accounting principles and shall also include each Partner’s share of income described in Section 705(a)(1)(B) of the Code, any expenditures described in Section 705(a)(2)(B) of the Code, any expenditures described in Section 709(a) of the Code which are not deducted or amortized in accordance with Section 709(b) of the Code, losses not deductible pursuant to Sections 267(a) and 707(b) of the Code and adjustments made pursuant to Exhibit B attached hereto.

(d) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the IRS, and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Operating Expenses of the Partnership. If the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section

6226(a) of the Code, a copy of which petition shall be mailed to each Limited Partner on the date such petition is filed, or (ii) mail a written notice to each Limited Partner, within such period, that describes the General Partner’s reasons for determining not to file such a petition.

(e) Except as specifically provided herein, all elections required or permitted to be made by the Partnership under the Code shall be made by the General Partner in its sole discretion.

(f) Any Partner shall have the right to a private audit of the books and records of the Partnership, provided such audit is made at the expense of the Partner desiring it, and it is made during normal business hours.

(g) The Partners agree that the Partnership shall be authorized and directed to make the Safe Harbor Election and the Partnership and each Partner (including any person to whom Partnership Interest is transferred in connection with the performance of services) agrees to comply with all requirements of the Safe Harbor with respect to all Partnership Interests transferred in connection with the performance of services while the Safe Harbor Election remains effective. The General Partner, as the Tax Matters Partner, shall be authorized to (and shall) prepare, execute, and file the Safe Harbor Election.

Section 5.3 PARTNERS’ CAPITAL ACCOUNTS.

(a) There shall be maintained a Capital Account for each Partner in accordance with this Section 5.3 and the principles set forth in Exhibit B attached hereto and made a part hereof. The amount of cash and the Agreed Value of property contributed to the Partnership by each Partner, net of liabilities assumed by the Partnership or securing property contributed by such Partner, shall be credited to its Capital Account, and from time to time, but not less often than annually, the share of each Partner in profits, losses and Carrying Value of distributions (net of liabilities secured by the distributed property that such Partner is considered to assume or take subject to) shall be credited or charged to its Capital Account. The determination of Partners’ Capital Accounts, and any adjustments thereto, shall be made consistent with tax accounting and other principles set forth in Section 704(b) of the Code and applicable Treasury Regulations thereunder and Exhibit B attached hereto.

(b) Except as otherwise specifically provided herein, in a deficit restoration obligation agreement or in a guarantee of a Partnership liability, signed by a Limited Partner, no Limited Partner shall be required to make any further contribution to the capital of the Partnership to restore a loss, to discharge any liability of the Partnership or for any other purpose, nor shall any Limited Partner personally be liable for any liabilities of the Partnership or of the General Partner except as provided by law or this Agreement. All Limited Partners hereby waive their right of contribution which they may have against other Partners in respect of any payments made by them under any guarantee of Partnership debt.

(c) Immediately following the transfer of any Partnership Interest, the Capital Account of the transferee Partner shall be equal to the Capital Account of the transferor Partner attributable to the transferred interest.

(d) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes, taking into account any adjustments required pursuant to Section 704(b) of the Code and the applicable Treasury Regulations thereunder as more fully described in Exhibit B attached hereto.

(e) The provisions of the Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Treasury Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b) or 1.704-2.

Section 5.4 SECTION 754 ELECTIONS. The General Partner shall elect, pursuant to Section 754 of the Code, to adjust the basis of the Partnership’s assets for (i) all transfers of Partnership Interests, and (ii) any distribution of Company property as described in Section 734 of the Code, if such election would benefit any Partner or the Partnership.

Section 5.5 SPECIAL ALLOCATION OF GAIN TO LTIP UNITHOLDERS. Notwithstanding the provisions of Section 5.1 above, but subject to the prior allocation of income, gain, deduction and loss under the terms of the Agreement in respect of any class of Partnership Interests ranking senior to the LTIP Units with respect to return of capital or any preferential or priority return, any net capital gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Carrying Value of Partnership assets under Section 704(b) of the Code, shall first be allocated to the LTIP Unitholders until the Economic Capital Account Balances of such Limited Partners, to the extent attributable to their ownership of LTIP Units, are equal to

(i) the Common Partnership Unit Economic Balance, multiplied by (ii) the number of their LTIP Units. For this purpose, the “Economic Capital Account Balances” of the LTIP Unitholders will be equal to their Capital Account balances, plus the amount of their shares of any Partner Minimum Gain or Partnership Minimum Gain, in each case to the extent attributable to their ownership of LTIP Units. For clarification, each Limited Partner will have only one Capital Account as to all Partnership Interests it owns, but solely for determining the Economic Capital Account Balance of LTIP Units of an LTIP Unitholder its Capital Account will be separately computed for each group of LTIP Units having the same issue date. Similarly, the “Common Partnership Unit Economic Balance” shall mean (i) the Capital Account Balance of Ashford OP Limited Partner LLC, plus the amount of Ashford OP Limited Partner LLC’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to Ashford OP Limited Partner LLC’s ownership of Common Partnership Units and computed on a hypothetical basis after taking into account all allocations under Article V through the date on which any allocation is made under this Section 5.5, divided by (ii) the number of Ashford OP Limited Partner LLC’s Partnership Common Partnership Units (with respect to each holder, the “Target Balance”). Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 5.5, provided, however, that no amounts will be allocated with respect to any particular LTIP Unit (each, an “Ineligible Unit”) until all special allocations pursuant to Part A of Exhibit B with respect to such LTIP Unit have been reversed to the extent required by paragraph 10 of Part A of Exhibit B. If, notwithstanding the foregoing, not all LTIP Units (including Ineligible Units) are fully booked up, an LTIP Unitholder may determine how net capital gains shall be allocated among such LTIP Unitholder’s LTIP Units (other than Ineligible Units); provided, however, if such LTIP Unitholder does not make such a determination, net capital gains shall generally be allocated so that the Economic Capital Account Balance of the maximum amount of Vested LTIP Units held by such LTIP Unitholder is equal to the Common Partnership Unit Economic Balance on a per LTIP Unit basis; provided, further, that such net capital gains may only be allocated to LTIP Units that are held by such LTIP Unitholder on the date of the allocation under this Section 5.5. The parties agree that the intent of this Section 5.5 is to make the Capital Account balances of the LTIP Unitholders with respect to their LTIP Units economically equivalent to the Capital Account balance of Ashford OP Limited Partner LLC (on a per-Partnership Unit basis) with respect to its Common Partnership Units.

ARTICLE VI

POWERS, DUTIES, LIABILITIES, COMPENSATION AND VOTING OF GENERAL PARTNER

Section 6.1 POWERS OF GENERAL PARTNER. Notwithstanding any provision of this Agreement to the contrary, the General Partner’s discretion and authority are subject to the limitations imposed by law, and by the General Partner’s Articles of Organization and operating agreement. Subject to the foregoing and to other limitations imposed by this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business and affairs of the Partnership and make all decisions affecting the business and assets of the Partnership. Without limiting the generality of the foregoing (but subject to the restrictions specifically contained in this Agreement), the General Partner shall have the power and authority to take the following actions on behalf of the Partnership:

(a) to acquire, purchase, own, manage, operate, lease and dispose of any real property and any other property or assets that the General Partner determines are necessary or appropriate or in the best interests of conducting the business of the Partnership in each case not inconsistent with the Company’s qualification as a REIT;

(b) to construct buildings and make other improvements (including renovations) on or to the properties owned or leased by the Partnership;

(c) to borrow money for the Partnership, issue evidences of indebtedness in connection therewith, refinance, guarantee, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any indebtedness or obligation of or to the Partnership, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(d) to pay, either directly or by reimbursement, for all Operating Expenses to third parties or to the General Partner (as set forth in this Agreement);

(e) to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(f) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets; provided, however, that the General Partner may not, without the consent of all of the Partners, confess a judgment against the Partnership;

(g) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(h) to make or revoke any election permitted or required of the Partnership by any taxing authority;

(i) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types as the General Partner shall determine from time to time;

(j) to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property or to distribute the same;

(k) to retain providers of services of any kind or nature in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem proper;

(l) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner, including, without limitation, management agreements, franchise agreements, agreements with federal, state or local liquor licensing agencies and agreements with operators of restaurants and bars;

(m) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(n) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(o) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(p) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

(q) to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

(r) subject to the provisions of Section 9.1, to merge, consolidate or combine the Partnership with or into another Person (to the extent permitted by applicable law);

(s) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code;

(t) to issue additional Partnership Interests pursuant to Section 4.3 hereof;

(u) to pay cash to redeem Partnership Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption Right under Section 7.4 hereof;

(v) to amend and restate Exhibit A hereto to reflect accurately at all times the Capital Contributions, Common Percentage Interests and Preferred Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substitute Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement;

(w) to take whatever action the General Partner deems appropriate to maintain the economic equivalency of Common Partnership Units and REIT Common Shares and Preferred Partnership Units and REIT Preferred Shares, respectively; and

(x) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with qualification of the Company as a REIT) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provisions of this Agreement (except as provided in Section 6.1(r), Section 9.1 or Article XI), the Act or any applicable law, rule or regulation to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other persons under this Agreement or of any duty stated or implied by law or equity.

Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

Section 6.2 DELEGATION OF AUTHORITY. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

Section 6.3 DUTIES OF GENERAL PARTNER.

(a) The General Partner, subject to the limitations contained elsewhere in this Agreement, shall manage or cause to be managed the affairs of the Partnership in a prudent and businesslike manner and shall devote sufficient time and effort to the Partnership affairs.

(b) In carrying out its obligations, the General Partner shall:

(i) Render annual reports to all Partners with respect to the operations of the Partnership;

(ii) Mail to all persons who were Partners at any time during the Partnership’s prior fiscal year an annual report of the Partnership, including all necessary tax information, and any other information regarding the Partnership and its operations during the prior fiscal year deemed by the General Partner to be material;

(iii) Maintain complete and accurate records of all business conducted by the Partnership and complete and accurate books of account (containing such information as shall be necessary to record allocations and distributions), and make such records and books of account available for inspection and audit by any Partner or such Partner’s duly authorized representative (at the sole expense of such Partner) during regular business hours and at the principal office of the Partnership; and

(iv) Cause to be filed such certificates and do such other acts as may be required by law to qualify and maintain the Partnership as a limited partnership under the laws of the State of Delaware.

(c) The General Partner shall take such actions as it deems necessary to maintain the economic equivalency of Common Partnership Units and REIT Common Shares and Preferred Partnership Units and REIT Preferred Shares, respectively, required by this Agreement.

Section 6.4 LIABILITIES OF GENERAL PARTNER; INDEMNIFICATION.

(a) The General Partner shall not be liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any returns shall be made solely from the assets of the Partnership according to the terms of this Agreement.

(b) Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner or the Company nor any of their officers, directors, agents or employees shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any assignees, or any of their successors or assigns, for any losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if the General Partner acted in good faith. The General Partner shall not be responsible for any misconduct or negligence on the part on any agent appointed by it in good faith pursuant to Section 6.2 hereof. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the General Partner, the General Partner’s members and the Company’s stockholders collectively, and that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or their assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the members of the General Partner or stockholders of the Company on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of the Company or the Limited Partners; provided, however, that for so long as the Company owns a controlling interest, directly or indirectly, in the Partnership, any such conflict that cannot be resolved in a manner not adverse to either the stockholders of the Company or the Limited Partners shall be resolved in favor of the stockholders of the Company. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

(c) The Partnership shall indemnify an Indemnitee to the fullest extent permitted by law and save and hold it harmless from and against, and in respect of, any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that this indemnification shall not apply if: (A) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (B) the Indemnitee actually received an improper personal benefit in money, property or services; or (C) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.4(c). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.4(c). Any indemnification pursuant to this Section 6.4 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitee.

(d) The Partnership may reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.4 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(e) The indemnification provided by this Section 6.4 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(f) The Partnership may purchase and maintain insurance on behalf of the Indemnitees, and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(g) For purposes of this Section 6.4, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.4; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by the Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

(h) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(i) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.4 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(j) Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted. The provisions of this Section 6.4 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(k) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT, or (ii) to prevent the Company from incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners. Further, any provision of this Agreement that might jeopardize the Company’s REIT status shall be (i) void and of no effect, or (ii) reformed, as necessary, to avoid the Company’s loss of REIT status.

Section 6.5 COMPENSATION OF GENERAL PARTNER; REIMBURSEMENT. The General Partner, as such, shall not receive any compensation for services rendered to the Partnership. Notwithstanding the preceding sentence, the General Partner shall be entitled, in accordance with the provisions of Section 6.7 below, to pay reasonable compensation to its Affiliates and other entities in which it may be associated for services performed. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all REIT Expenses.

Section 6.6 RELIANCE ON ACT OF GENERAL PARTNER. No financial institution or any other person, firm or corporation dealing with the General Partner or the Partnership shall be required to ascertain whether the General Partner is acting in accordance with this Agreement, but such financial institution or such other person, firm or corporation shall be protected in relying solely upon the assurance of and the execution of any instrument or instruments by the General Partner.

Section 6.7 OUTSIDE SERVICES; DEALINGS WITH AFFILIATES; OUTSIDE ACTIVITIES.

(a) Notwithstanding any provision of this Article VI to the contrary, the General Partner may employ such agents, accountants, attorneys and others as it shall deem advisable, including its directors, officers, members, and its Affiliates and entities with which the General Partner, any Limited Partner or their respective Affiliates may be associated, the Company’s directors, officers and stockholders, and may pay them reasonable compensation from Partnership funds for services performed, which compensation shall be reasonably believed by the General Partner to be comparable to and competitive with fees charged by unrelated Persons who render comparable services which could reasonably be made available to the Partnership. The General Partner shall not be liable for the neglect, omission or wrongdoing of any such Person so long as it appointed such Person in good faith.

(b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment Partnership funds on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates nor any Limited Partner shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

(e) Subject to the Articles of Organization and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or member of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any business ventures of such person.

(f) If the Company exercises its rights under its Articles of Incorporation to redeem REIT Common Shares, then the General Partner shall cause the Partnership to purchase from the Company a number of Common Partnership Units determined based on the application of the Conversion Factor on the same terms as those on which the Company redeemed such REIT Common Shares.

Section 6.8 ADDITIONAL LOANS TO THE PARTNERSHIP. If additional funds are required by the Partnership for any purpose relating to the business of the Partnership or for any of its obligations, expenses, costs, or expenditures, including operating deficits, the Partnership may borrow such funds as are needed from time to time from any Person (including, without limitation, the General Partner or any Affiliate of the General Partner; provided, however, that the terms of any loan from the General Partner or any Affiliate of the General Partner shall be substantially equivalent to the terms that could be obtained from a third party on an arm’s-length basis) on such terms as the General Partner and such other Person may agree.

Section 6.9 CONTRIBUTION OF ASSETS. The Company, directly or through one or more of its Affiliates, shall contribute to the capital of the Partnership from time to time each asset it owns from time to time during the existence of the Partnership, but it is not required to so contribute:

(a) its interests in the General Partner or Ashford OP Limited Partner LLC;

(b) its direct or indirect interest in any entity in a chain of entities of which the Company is the sole beneficial owner, so long as all of the assets or other ownership interests in the entity in that chain furthest removed from the General Partner are contributed directly or indirectly to the Partnership; or

(c) any equity interest in any entity of which the Company is the sole beneficial owner that is created or used solely by the General Partner in connection with any borrowing transaction in whole or in part for the benefit of the Partnership.

ARTICLE VII

RIGHTS, PROHIBITIONS AND REPRESENTATIONS WITH RESPECT TO LIMITED PARTNERS

Section 7.1 RIGHTS OF LIMITED PARTNERS.

(a) The Partnership may engage the Limited Partners or persons or firms associated with them for specific purposes and may otherwise deal with such Partners on terms and for compensation to be agreed upon by any such Partner and the Partnership; provided, however, that no Limited Partner shall be entitled to participate in the management or control of the business of the Partnership.

(b) Each Limited Partner shall be entitled to have the Partnership books kept at the principal place of business of the Partnership and at all times, during reasonable business hours and at such Partner’s sole expense, shall be entitled to inspect and copy any of them and have on demand true and full information of all things affecting the Partnership and a formal accounting of Partnership affairs whenever circumstances render it just and reasonable; provided, however, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, the General Partner may keep confidential from the Limited Partners any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

(c) No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

Section 7.2 PROHIBITIONS WITH RESPECT TO THE LIMITED PARTNERS. No Limited Partner shall have the right:

(a) To take part in the control or management of the Partnership business, to transact business for or on behalf of the Partnership or to sign for or to bind the Partnership, such powers being vested solely in the General Partner as set forth herein;

(b) To have such Partner’s Capital Contributions repaid except to the extent provided in this Agreement;

(c) To require partition of Partnership property or to compel any sale or appraisement of Partnership assets or sale of a deceased Partner’s interests therein, notwithstanding any provisions of law to the contrary; or

(d) To sell or assign all or any portion of such Partner’s Limited Partnership Interest in the Partnership or to constitute the vendee or assignee thereunder a Substitute Limited Partner, except as provided in Article IX hereof.

Section 7.3 OWNERSHIP BY LIMITED PARTNER OF CORPORATE GENERAL PARTNER OR AFFILIATE. No Limited Partner shall at any time, either directly or indirectly, own any shares or other interest in the General Partner or in any Affiliate thereof if such ownership by itself or in conjunction with other shares or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership or the Company as a REIT for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 7.3 and the Limited Partners shall promptly and fully respond to such inquiries.

Section 7.4 REDEMPTION RIGHT.

(a) Subject to Section 7.4(b) and Section 7.4(c), and the provisions of any agreements between the Partnership and one or more Limited Partners, each Limited Partner, other than Ashford OP Limited Partner LLC, shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Common Partnership Units held by such Limited Partner at a redemption price per Common Partnership Unit equal to and in the form of the Cash Amount to be paid by the Partnership. The Partnership shall have up to sixty (60) days (the “Payout Period”) following exercise of a

Redemption Right to pay the Cash Amount to the Limited Partner who is exercising the redemption right (the “Redeeming Partner”). From and after the Specified Redemption Date, the Cash Amount (or portion thereof) due and payable to a Redeeming Partner with respect to such Redeeming Partner’s exercise of its Redemption Right shall bear interest at the rate equal to the lower of (i) the Company’s annual dividend rate on REIT Common Shares for the twelve (12) month period prior to the Valuation Date and based upon the Cash Amount for Common Partnership Units redeemed, or (ii) eight percent (8%) per annum, until the Cash Amount (or portion thereof) shall be paid in full by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Redeeming Partner. A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Common Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Common Partnership Units, all of the Common Partnership Units held by such Partner. Neither the Redeeming Partner nor any permitted or purported assignee of any Limited Partner shall have any right, with respect to any Common Partnership Units so redeemed, to receive any distributions paid after the Specified Redemption Date. Each Redeeming Partner agrees to provide such representations and related indemnities regarding good and unencumbered title, and to execute such documents, as the General Partner may reasonably require in connection with any redemption.

(b) Notwithstanding the provisions of Section 7.4(a), if a Limited Partner elects to exercise the Redemption Right, the General Partner at the direction of the Company, directly or indirectly through one or more Affiliates, may, in its sole and absolute discretion, elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either (i) the Cash Amount, as provided for in Section 7.4(a), or (ii) the REIT Common Shares Amount, as elected by the General Partner, as directed by the Company (in its sole and absolute discretion), on the Specified Redemption Date, provided that the Company may defer payment of the Cash Amount until the end of the Payout Period described in Section 7.4(a) (in which case the Cash Amount shall bear interest as described in Section 7.4(a)), and provided, further, that the Company may, if it has elected so to defer payment of the Cash Amount, further elect at any time before the end of the Payout Period to pay all or any portion of the unpaid Cash Amount with REIT Common Shares having a Value equal to such portion of the Cash Amount plus any accrued but unpaid interest thereon. On any such election, the Company, directly or indirectly through one or more Affiliates, shall acquire the Common Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Common Partnership Units. Unless the General Partner, as directed by the Company (in its sole and absolute discretion), shall exercise its right to assume directly and satisfy the Redemption Right, neither the General Partner nor the Company itself shall have any obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner’s exercise of the Redemption Right. If the General Partner, as directed by the Company shall exercise its right to satisfy the Redemption Right in the manner described in the first sentence of this Section 7.4(b), except as provided in the following paragraph, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner’s exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and the Company shall treat the transaction between the Company and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner’s Common Partnership Units to the Company or its Affiliates. Each Redeeming Partner agrees to provide such representations and related indemnities regarding good title, and to execute such documents, as the Company may reasonably require in connection with the issuance of REIT Common Shares upon exercise of the Redemption Right. If the Redemption Right is satisfied by the delivery of REIT Common Shares, the Redeeming Partner shall be deemed to become a holder of REIT Common Shares as of the close of business on the Specified Redemption Date or on such later date permitted by this Section 7.4(b) that the Company delivers REIT Common Shares in satisfaction of a deferred payment of the Cash Amount, as the case may be.

Notwithstanding anything to the contrary in Section 7.4(a) or this Section 7.4(b), and in addition to the right of the Company to deliver REIT Common Shares in satisfaction of a deferred payment of the Cash Amount, as provided above, should the General Partner, as directed by the Company elect to satisfy a Redemption Right by paying the Redeeming Partner the REIT Common Shares Amount, and it is necessary to obtain Company shareholder approval in order for it to issue sufficient REIT Common Shares to satisfy such Redemption Right in full, then the Company shall have one hundred twenty (120) days beyond the Specified Redemption Date in which to obtain such stockholder approval and to pay the REIT Common Shares Amount, and the redemption date shall be required to occur by the earliest of: (i) ten (10) days after stockholder approval of the issuance of the REIT Common Shares has been obtained, if it is obtained; (ii) the date on which the General Partner, as directed by the Company elects to pay such Redeeming Partner the Cash Amount; or (iii) one hundred and thirty (130) days after such Common Partnership Units are presented for redemption. If such stockholder approval is not obtained, the Partnership shall pay to the Redeeming Partner the Cash Amount no later than the earliest of (i) ten (10) days after stockholders have voted against the issuance of the REIT Common Shares, or (ii) one hundred and thirty (130) days after such Common Partnership Units are presented for redemption, together with interest on such Cash Amount as specified in Section 7.4(a) hereof.

(c) Notwithstanding the provisions of Section 7.4(a) and Section 7.4(b), a Limited Partner shall not be entitled to receive REIT Common Shares if the delivery of REIT Common Shares to such Partner on the Specified Redemption Date (or such later date permitted by Section 7.4(b), as applicable) by the Company pursuant to Section 7.4(b) would be prohibited under the Articles of Incorporation of the Company, as amended or restated from time to time. Without limiting the effect of the preceding sentence, no Person shall be permitted to receive REIT Common Shares if as a result of, and after giving effect to, such exercise any Person would Beneficially Own (as defined in the Articles of Incorporation of the Company, as amended or restated from time to time) more than 9.8% of the total number of issued and outstanding REIT Common Shares, unless waived by the board of directors of the Company in its sole discretion. To the extent any attempted redemption for REIT Common Shares would be a violation of this Section 7.4(c), it shall be null and void ab initio. The Cash Amount shall be paid in such instances, in accordance with the terms set forth in Section 7.4(a) or Section 7.4(b).

(d) Each Limited Partner covenants and agrees with the General Partner that all Common Partnership Units delivered for redemption shall be delivered to the Partnership, the Company or its Affiliates, as the case may be, free and clear of all liens and, notwithstanding anything herein contained to the contrary, neither the General Partner, the Company (nor any of its Affiliates) nor the Partnership shall be under any obligation to acquire Common Partnership Units which are or may be subject to any liens. Each Limited Partner further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Common Partnership Units to the General Partner, Partnership or the Company, such Limited Partner shall assume and pay such transfer tax.

(e) REIT Common Shares issued pursuant to Section 7.4(b) may contain such legends regarding restrictions on transfer as the Company in good faith determines to be necessary or advisable in order to (1) comply with restrictions on transfer under the Securities Act and applicable state securities laws and (2) protect the ability of the Company to continue to qualify as a REIT.

Section 7.5 WARRANTIES AND REPRESENTATIONS OF THE LIMITED PARTNERS. Each Limited Partner contributing Initial Contributed Assets hereby warrants and represents to and for the benefit of the General Partner and the Partnership that, as of August 29, 2003 such Limited Partner owned good, valid and marketable title to the ownership interests in the Initial Contributed Assets being contributed to the capital of the Partnership by such Limited Partner (the “Ownership Interests”) and that such Ownership Interests were free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever. Each Limited Partner further warrants and represents to and for the benefit of the General Partner and the Partnership that such Limited Partner had all necessary power and authority to transfer the Ownership Interests to the Partnership without the consent or authorization of, or notice to, any third party, except those third parties from whom such consents or authorizations were obtained.

Section 7.6 INDEMNIFICATION BY LIMITED PARTNERS. Each Limited Partner contributing Initial Contributed Assets hereby agrees to indemnify the General Partner and the Partnership and hold the General Partner, its officers and directors and the Partnership and its partners and each of their respective representatives, successors and assigns harmless from and against any and all claims, demands, losses, liabilities, damages and expenses (including reasonable attorneys’ fees) arising out of or in connection with (i) the inaccuracy of the warranties and representations made by such Limited Partner under Section 7.5 above, or (ii) the ownership of the Ownership Interests by such Limited Partner and any activities, obligations or liabilities of, or related to, the Initial Contributed Assets to which such Ownership Interest relates for all periods prior to the date of this Agreement.

Section 7.7 NOTICE OF SALE OR REFINANCING. The General Partner shall notify the Limited Partners no less than thirty (30) days prior to any sale, refinancing, reduction (other than scheduled periodic amortization of principal) of debt or other event that will reduce the amount of any nonrecourse liabilities of the Partnership that a Limited Partner may include in the tax basis of his or its Partnership Interests.

Section 7.8 BASIS ANALYSIS AND LIMITED PARTNER GUARANTEES.

(a) Upon the request of any Limited Partner but subject to the General Partner’s agreement, which may be withheld in the General Partner’s sole discretion, the General Partner may, prior to the end of each calendar year, beginning in 2003, cause accountants to prepare and provide to the Limited Partners a study analyzing each refinancing, reduction (other than scheduled periodic amortization of principal) of debt or other event that occurred during that year that reduced the amount of any nonrecourse liabilities of the Partnership that a Limited Partner may include in the tax basis of its Partnership Interests.

(b) Upon the request of the General Partner, or upon a Limited Partner’s own election but subject to the General Partner’s agreement, which may be withheld in the General Partner’s sole discretion, a Limited Partner (the “Initiating Limited Partner”) from time to time, may, but shall not be required to, guarantee or otherwise provide credit support for Partnership indebtedness or a deficit restoration obligation as such Limited Partner may elect; provided, however, that the Limited Partner shall be entitled to take such action only if the General Partner determines that any such action would not have a material adverse effect on the tax position of the General Partner. All Partners are entitled to notice of any such guarantee or credit support, and shall have the right to provide guarantees or credit support on the same terms and conditions as the Initiating Limited Partner does, and all Limited Partners interested in providing such guarantee or credit support shall cooperate with the General Partner and each other in considering any guarantee or credit support proposal, and the General Partner will cooperate in permitting or obtaining any consents for such guarantees or credit support.

Section 7.9 CONVERSION OF LTIP UNITS.

(a) An LTIP Unitholder shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Common Partnership Units; provided, however, that a holder may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such holder holds less than one thousand Vested LTIP Units, all of the Vested LTIP Units held by such holder. LTIP Unitholders shall not have the right to convert Unvested Incentive Units into Common Partnership Units until they become Vested LTIP Units; provided, however, that when a LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested Incentive Units to become Vested LTIP Units, such LTIP Unitholder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Common Partnership Units. In all cases, the conversion of any LTIP Units into Common Partnership Units shall be subject to the conditions and procedures set forth in this Section 7.9.

(b) A holder of Vested LTIP Units may convert such LTIP Units into an equal number of fully paid and non-assessable Common Partnership Units, giving effect to all adjustments (if any) made pursuant to Sections 4.3(d), 4.3(e) and 5.5. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such LTIP Unitholder, to the extent attributable to its ownership of LTIP Units, divided by (y) the Common Partnership Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”).

In order to exercise his or her Conversion Right, a LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit M (with a copy to the General Partner) not less than 10 nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming Unit Transaction (as defined below) at least thirty (30) days prior to the effective date of such Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Unit Transaction or (y) the third Business Day immediately preceding the effective date of such Unit Transaction. A Conversion Notice shall be provided in the manner provided in Section 14.5. Each LTIP Unitholder covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 7.9 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Redemption Notice pursuant to Section 7.4 relating to those Common Partnership Units that will be issued to such holder upon conversion of such LTIP Units into Common Partnership Units in advance of the Conversion Date; provided, however, that the redemption of such Common Partnership Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a LTIP Unitholder in a position where, if he or she so wishes, the Common Partnership Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Common Partnership Units under

Section 7.4(b) by delivering to such holder REIT Common Shares rather than cash, then such holder can have such REIT Common Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Common Partnership Units. The General Partner shall cooperate with a LTIP Unitholder to coordinate the timing of the different events described in the foregoing sentence.

(c) The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by a LTIP Unitholder to be converted (a “Forced Conversion”) into an equal number of Common Partnership Units, giving effect to all adjustments (if any) made pursuant to Sections 4.3(d), 4.3(e) and 5.5; provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 7.9(b). In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Exhibit N to the applicable LTIP Unitholder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 14.5.

(d) A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Partnership Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of Common Partnership Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The assignee of any Limited Partner pursuant to Article IX hereof may exercise the rights of such Limited Partner pursuant to this Section 7.9 and such Limited Partner shall be bound by the exercise of such rights by the assignee.

(e) For purposes of making future allocations under Section 5.5 and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Partnership Unit Economic Balance.

(f) If the Partnership, the General Partner or the Company shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Common Partnership Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Common Partnership Units shall be exchanged for or converted into the right, or the holders of such Partnership Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Unit Transaction”), then the General Partner shall, immediately prior to the Unit Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Unit Transaction or that would occur in connection with the Unit Transaction if the assets of the Partnership were sold at the Unit Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Unit Transaction (in which case the Conversion Date shall be the effective date of the Unit Transaction).

In anticipation of such Forced Conversion and the consummation of the Unit Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Unit Transaction in consideration for the Common Partnership Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Unit Transaction by a holder of the same number of Common Partnership Units, assuming such holder of Common Partnership Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person. If holders of Common Partnership Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Unit Transaction, prior to such Unit Transaction the General Partner shall give prompt written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Partnership Units in connection with such Unit Transaction. If a LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Common Partnership Unit would receive if such Common Partnership Unit holder failed to make such an election.

Subject to the rights of the Partnership, the General Partner and the Company, under any Vesting Agreement and the Plan, the Partnership shall use commercially reasonable effort to cause the terms of any Unit Transaction to be consistent with the provisions of this Section 7.9(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into Common Partnership Units in connection with the Unit Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Unit Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Partnership Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

Section 7.10 VOTING RIGHTS OF LTIP UNITS. LTIP Unitholders shall (a) have those voting rights required from time to time by applicable law, if any, (b) have the same voting rights as a holder of Common Partnership Units, with the LTIP Units voting as a single class with the Common Partnership Units and having one vote per LTIP Unit; and (c) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the holders of Common Partnership Units; but subject, in any event, to the following provisions:

(a) With respect to any Unit Transaction, so long as the LTIP Units are treated in accordance with Section 7.9(f) hereof, the consummation of such Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

(b) Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including without limitation additional Common Partnership Units, LTIP Units or Preferred Partnership Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Common Partnership Units.

ARTICLE VIII

DISTRIBUTIONS AND PAYMENTS TO PARTNERS

Section 8.1 DISTRIBUTIONS OF CASH FLOW.

(a) The General Partner shall cause the Partnership to distribute on a quarterly basis such portion of the Cash Flow of the Partnership as the General Partner shall determine in its sole discretion. Except as provided in Section 10.4, such distributions shall be made to the Partners who are Partners on the applicable record date as follows:

first, to the holders of the Preferred Partnership Units, an amount equal to the unpaid portion of the Preferred Return due to the holders of the Preferred Partnership Units on the applicable Partnership Record Date, as determined pursuant to the applicable exhibit hereto setting forth the terms of such Preferred Partnership Units;

second, to all Partners who are Partners on the applicable Partnership Record Date and who beneficially own Class B Common Partnership Units, the Class B Common Partnership Unit Return, including any accrued accumulated but previously unpaid Class B Common Partnership Return, if any; and

third, to all Partners who are Partners on the applicable Partnership Record Date and who beneficially own Common Partnership Units (other than Class B Common Partnership Units), in accordance with their respective Common Percentage Interests;

provided, however, if for any Common Partnership Unit Distribution Period, a Newly Issued Common Partnership Unit is outstanding on the Partnership Record Date for such period, there shall not be distributed in respect of such Newly Issued Common Partnership Unit the amount (the “Full Distribution Amount”) that would otherwise be distributed in respect of such Partnership Unit in accordance with its respective Common Percentage Interest, but rather, the General Partner shall cause to be distributed with respect to each such Newly Issued Common Partnership Unit an amount equal to the Full Distribution Amount multiplied by a fraction, the numerator of which equals the number of days such Newly Issued Common Partnership Unit has been outstanding during the Common Partnership Unit Distribution Period and the denominator of which equals the total number of days in such Common Partnership Unit Distribution Period.

Any Cash Flow not distributed to the holders of Partnership Units by operation of this provision shall be retained by the Partnership and applied toward future distributions or payment of Partnership expenses.

(b) In no event may a Partner receive a distribution of Cash Flow with respect to a Partnership Unit if such Partner is entitled to receive a dividend out of the Company’s share of such Cash Flow with respect to a REIT Share for which all or part of such Partnership Unit has been exchanged.

(c) If the Partnership issues additional Partnership Units pursuant to the provisions of this Agreement, the General Partner is hereby authorized to make such revisions to this Article VIII as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including without limitation, making preferential distributions to certain classes of Partnership Units.

(d) Notwithstanding any other provision in this Agreement, the transactions, distributions and Common Partnership Unit recapitalization provided in Exhibit P are authorized and approved and all actions taken in connection with such transactions, distributions and Common Partnership Unit recapitalization are ratified.

Section 8.2 REIT DISTRIBUTION REQUIREMENTS. Unless the General Partner determines that such a distribution would not be in the best interests of the Partnership, the General Partner shall cause the Partnership to distribute sufficient amounts to enable the Company (i) to meet its distribution requirement for qualification as a REIT as set forth in Section 857(a)(1) of the Code, and (ii) to avoid the excise tax imposed by Section 4981 of the Code.

Section 8.3 NO RIGHT TO DISTRIBUTIONS IN KIND. No Partner shall be entitled to demand property other than cash in connection with any distribution by the Partnership.

Section 8.4 DISPOSITION PROCEEDS. Disposition Proceeds (less reasonable reserves set aside by the General Partner for reasonably anticipated expenses or needs of the Partnership) shall be distributed to the holders of Common Partnership Interests in accordance with their respective Common Percentage Interests in the Partnership.

Section 8.5 WITHDRAWALS. No Partner shall be entitled to make withdrawals from its Capital Account, or withdraw as a Limited Partner, except as expressly provided herein.

Section 8.6 AMOUNTS WITHHELD.

(a) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner, or (ii) if the actual amount to be distributed to the Partner is less than the amount required to be withheld by the Partnership, the actual amount shall be treated as a distribution of cash in the amount of such withholding and the additional amount required to be withheld shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee. If a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Partnership with respect to the Partnership Loan within fifteen (15) days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner.

Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 8.6(a) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

(b) All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 8.6(a) with respect to any allocation, payment or distribution to any Partner shall be treated as amounts paid or distributed to such Partner pursuant to Section 8.1 hereof for all purposes under this Agreement.

ARTICLE IX

TRANSFERS OF INTERESTS

Section 9.1 GENERAL PARTNER.

(a) Other than to an Affiliate of the General Partner, the General Partner may not transfer any of its General Partnership Interest or withdraw as General Partner except (i) the General Partner may grant a security interest in or pledge its General Partnership Interest in the Partnership to secure debt for borrowed money, or any guaranty thereof, now existing or hereinafter incurred, (ii) as provided in Section 9.1(b) or (iii) in connection with a transaction described in Section 9.1(c).

(b) Except as otherwise provided in Section 6.7 or Section 9.1(c), the General Partner, the Company or their Subsidiaries shall not engage in any merger, consolidation or other combination with or into another Person or in any sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding REIT Common Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of “Conversion Factor”) (each of the foregoing being herein referred to as a “Transaction”), unless the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership or other transaction as a result of which all Limited Partners will receive for each Common Partnership Unit an amount of cash, securities or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Common Share in consideration of one REIT Common Share as a result of the Transaction; provided, however, that if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Common Shares, the holders of Common Partnership Units shall receive the greatest amount of cash, securities or other property which a Limited Partner would have received had it exercised the Redemption Right and the General Partner at the direction of the Company had exercised its election to satisfy the Redemption Right by the issuance of REIT Common Shares immediately prior to the expiration of such purchase, tender or exchange offer.

(c) Notwithstanding Section 9.1(b), the General Partner, the Company or their Subsidiaries may merge into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Surviving Partner”), other than Partnership Units held by the General Partner, the Company or their Subsidiaries, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving Partner in good faith and (ii) the Surviving Partner or one of its Subsidiaries expressly agrees to assume all obligations of the General Partner hereunder. Upon such contribution and assumption, the Surviving Partner shall have the right and duty to amend this Agreement as set forth in this Section 9.1(c). The Surviving Partner shall in good faith arrive at a new method for the calculation of the Cash Amount and Conversion Factor for a Common Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Common

Partnership Units could have acquired had such Common Partnership Units been redeemed immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The above provisions of this Section 9.1(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

Section 9.2 ADMISSION OF A SUBSTITUTE OR ADDITIONAL GENERAL PARTNER. A Person shall be admitted as a Substitute or Additional General Partner of the Partnership only if the transaction giving rise to such substitution or admission is otherwise permitted under this Agreement and the following terms and conditions are satisfied:

(a) the Person to be admitted as a Substitute or Additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by the Act in connection with such admission shall have been performed;

(b) if the Person to be admitted as a Substitute or Additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from counsel of the state or any other jurisdiction as may be necessary) that the admission of the Person to be admitted as a Substitute or Additional General Partner is in conformity with the Act and that none of the actions taken in connection with the admission of such Person as a Substitute or Additional General Partner will cause the termination of the Partnership under Section 708 of the Code, or will cause it to be classified as other than a partnership for federal income tax purposes, or will result in the loss of any Limited Partner’s limited liability status.

Section 9.3 EFFECT OF BANKRUPTCY, WITHDRAWAL, DEATH OR DISSOLUTION OF A GENERAL PARTNER.

(a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its automatic removal pursuant to Section 9.4(a) hereof) or the withdrawal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of such General Partner if the business of such

General Partner is continued within ninety (90) days by the remaining general partners or all remaining members of such partnership), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 9.3(b).

(b) Following the occurrence of an Event of Bankruptcy as to a General Partner or the withdrawal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not be a dissolution of such General Partner if the business of such General Partner is continued within ninety (90) days by all remaining general partners or all remaining members of such partnership), persons holding at least a majority of the Limited Partnership interests, within ninety (90) days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 3.2 by selecting, subject to Section 9.2 and any other applicable provisions of this Agreement, a Substitute General Partner by majority consent of the Limited Partners. If the Limited Partners elect to reconstitute the Partnership and admit a Substitute General Partner, the relationship between the Partners and any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

Section 9.4 REMOVAL OF A GENERAL PARTNER.

(a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued within ninety (90) days by the remaining general partners or all remaining members of such Partnership.

(b) If a General Partner has been removed pursuant to this Section 9.4(a) and the Partnership is not continued pursuant to Section 9.3(b), the partnership shall be dissolved.

(c) A General Partner may not be removed by the Limited Partners with or without cause.

Section 9.5 RESTRICTIONS ON TRANSFER OF LIMITED PARTNERSHIP INTERESTS.

(a) Except as otherwise provided in this Article IX, no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer its Limited Partnership Interest, in whole or in part, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”), without the written consent of the General Partner, which consent may be withheld in the sole and absolute discretion of the General Partner; provided, however, the consent required by this Section 9.5(a) shall not be required in the event of a Transfer on or after the first anniversary of August 19, 2003 by a Limited Partner that was a limited partner as of August 19, 2003 to any of its partners. The General Partner may require, as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b) No Limited Partner may effect a Transfer of its Limited Partnership Interest if, (i) in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act of 1933, as amended, or would otherwise violate any applicable federal or state securities or “Blue Sky” law (including investment suitability standards) or (ii) the assignee is not an Accredited Investor within the meaning of Rule 501 of the Securities Act of 1933, as amended.

(c) No Transfer by a Limited Partner of its Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the Transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) such transfer is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code, (iii) the Transfer would create a risk that the Company would not be taxed as a REIT for federal income tax purposes or (iv) assuming the Partnership Units subject to the Transfer were redeemed for REIT Shares, the redemption would create a risk that the Company would not be taxed as a REIT for federal income tax purposes.

(d) Subject to the other provisions of this Section 9, Section 9.5(a) shall not prevent any donative Transfer by an individual Limited Partner to his immediate family members or any trust in which the individual or his immediate family members own, collectively, one hundred percent (100%) of the beneficial interests, provided that the transferor assumes all costs of the Partnership in connection therewith and any such transferee shall not have the rights of a Substitute Limited Partner (unless and until admitted as a Substitute Limited Partner pursuant to this Section 9.5 and Section 9.6 of this Agreement).

(e) Any Transfer in contravention of any of the provisions of this Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

Section 9.6 ADMISSION OF SUBSTITUTE LIMITED PARTNER.

(a) Subject to the other provisions of this Article IX (including, without limitation, the provisions of Section 9.5(a) regarding consent of the General Partner), an assignee of the Limited Partnership Interest of a Limited Partner (including, without limitation, any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

(i) the assignee has obtained the prior written consent of the General Partner as to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion; provided, however, that this Section 9.6(a)(i) shall not apply in the case of assignee resulting from a Transfer by a Limited Partner that was a partner as of the date of this Agreement to any of its partners;

(ii) the assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner;

(iii) to the extent required, an amended certificate of limited partnership evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act;

(iv) the assignee shall have delivered a letter containing the representation and warranty set forth in Section 9.12 and the agreement set forth in Section 9.12;

(v) if the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement;

(vi) the assignee shall have executed a power of attorney containing the terms and provisions set forth in Article XII; and

(vii) the assignee shall have paid all reasonable legal fees of the Partnership and the General Partner and all filing and publication costs incurred in connection with its substitution as a Limited Partner.

(b) For the purpose of allocating profits and losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the certificate described in Section 9.6(a)(ii) or, if no such filing is required, the later of the date specified in the transfer documents, or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c) The General Partner shall as promptly as practicable take all action required to effectuate the admission of the Person seeking to become a Substitute Limited Partner, including preparing the documentation required by this Section 9.6 and making all official filings and publications.

Section 9.7 RIGHTS OF ASSIGNEES OF PARTNERSHIP INTERESTS.

(a) Subject to the provisions of Sections 9.5 and 9.6 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of his Partnership Interest until the Partnership has received notice thereof. If the General Partner, in its sole and absolute discretion, does not consent (subject to the proviso in Section 9.6(a)(i)) to the admission of any transferee of any Partnership Interest as a Substitute Limited Partner in connection with a Transfer permitted by Section 9.5, such transferee shall be considered an assignee for the purposes of this Agreement. An assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions attributable to the Partnership Units assigned, but such assignee shall not be entitled to effect a consent or vote on any matter presented to the Limited Partners for approval or, except as waived by the General Partner, effect a Redemption Right with respect to such Partnership Units (such right to consent or vote or effect a Redemption Right, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner).

(b) Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all of the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

Section 9.8 EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A LIMITED PARTNER. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue. If an order for relief in a bankruptcy proceeding is entered against an individual Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

Section 9.9 JOINT OWNERSHIP OF INTERESTS. A Partnership Interest may be acquired by two (2) individuals as joint tenants with right of survivorship (but not as tenants in common), provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one (1) joint owner will be required if the Partnership has been provided with evidence satisfactory to counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one (1) owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one (1) of the owners of a jointly held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner that the tenancy satisfying the first sentence of this Section 9.9 has been destroyed, the General Partner shall cause the Partnership Interest to be divided into two (2) equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

Section 9.10 TRANSFEREES. Any Partnership Interests owned by the Partners and transferred pursuant to this Article IX shall be and remain subject to all of the provisions of this Agreement.

Section 9.11 ABSOLUTE RESTRICTION. Notwithstanding any provision of this Agreement to the contrary, unless waived in writing by the General Partner, the sale or exchange of any interest in the Partnership will not be permitted if the interest sought to be sold or exchanged, when added to the total of all other interests sold or exchanged within the period of twelve (12) consecutive months ending with the proposed date of the sale or exchange, would result in the termination of the Partnership under Section 708 of the Code, if such termination would materially and adversely affect the Partnership or any Partner.

Section 9.12 INVESTMENT REPRESENTATION. Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest. Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not similarly represent and warrant and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

ARTICLE X

TERMINATION OF THE PARTNERSHIP

Section 10.1 TERMINATION. The Partnership shall be dissolved upon (i) an Event of Bankruptcy as to the General Partner or the dissolution or withdrawal of the General Partner (unless within ninety (90) days thereafter Limited Partners holding more than fifty percent (50%) of the Limited Partnership Interests in the Partnership elect to continue the Partnership and to elect one or more persons to serve as the General Partner or General Partners of the Partnership), (ii) ninety (90) days following the sale of all or substantially all of the Partnership’s assets (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such obligation is paid in full), (iii) the expiration of the term specified in Section 3.2, (iv) the redemption of all Limited Partnership Interests (other than any of such interests held by the General Partner or Ashford OP Limited Partner LLC), or (v) the election by the General Partner (but only in accordance with and as permitted by applicable law) that the Partnership should be dissolved. Upon dissolution of the Partnership (unless the business of the Partnership is continued as set forth above), the General Partner (or its trustee, receiver, successor or legal representative) shall proceed with the winding up of the Partnership, and its assets shall be applied and distributed as herein provided.

Section 10.2 PAYMENT OF DEBTS. The assets shall first be applied to the payment of the liabilities of the Partnership (other than any loans or advances that may have been made by Partners to the Partnership) and the expenses of liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to minimize any losses resulting from liquidation.

Section 10.3 DEBTS TO PARTNERS. The remaining assets shall next be applied to the repayment of any loans made by any Partner to the Partnership.

Section 10.4 REMAINING DISTRIBUTION.

(a) The remaining assets shall then be distributed first, to the holders of the Preferred Partnership Units as provided in the exhibit hereto setting forth the terms of such Preferred Partnership Units, and second, to the holders of the Common Partnership Units in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Partnership taxable year during which the liquidation occurs.

(b) If the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to Section 10.4(a) in compliance with Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to Section 10.4(a) may be:

(i) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to Section 10.4(a); or

(ii) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

(c) Notwithstanding any other provisions of this Article X, if the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations but no event resulting in the termination of the Partnership pursuant to Section 10.1 has occurred, the Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Partnership shall be deemed to have contributed all its Property and liabilities to a new partnership in exchange for an interest in such new partnership and, immediately thereafter, the Partnership will be deemed to liquidate by distributing interests in the new partnership to the Partners.

Section 10.5 RESERVE. Notwithstanding the provisions of Sections 10.3 and 10.4, the General Partner may retain such amount as it deems necessary as a reserve for any contingent liabilities or obligations of the Partnership, which reserve, after the passage of a reasonable period of time, shall be distributed pursuant to the provisions of this Article X.

Section 10.6 FINAL ACCOUNTING. Each of the Partners shall be furnished with a statement examined by the Partnership’s independent accountants, which shall set forth the assets and liabilities of the Partnership as of the date of the complete liquidation. Upon the compliance by the General Partner with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partner, as the sole remaining Partner of the Partnership, shall execute and cause to be filed a Certificate of Cancellation of the Partnership and any and all other documents necessary with respect to termination and cancellation of the Partnership.

ARTICLE XI

AMENDMENTS

Section 11.1 AUTHORITY TO AMEND.

(a) This Agreement may be amended by the General Partner without the approval of any other Partner if such amendment (i) is solely for the purpose of clarification or is of an inconsequential nature and (ii) does not change the substance hereof and the Partnership has obtained an opinion of counsel to that effect.

(b) This Agreement may be amended by the General Partner without the approval of any other Partner if such amendment is to reflect the admission, substitution or withdrawal of Limited Partners; to reflect the issuance of additional Partnership Interests or to amend the calculation of the Cash Amount and the Conversion Factor pursuant to a transaction described in Section 9.1(c).

(c) This Agreement may be amended by the General Partner without the approval of any other Partner if such amendment is, in the opinion of counsel for the Partnership, necessary or appropriate to satisfy requirements of the Code with respect to partnerships or REITs or of any federal or state securities laws or regulations. Any amendment made pursuant to this Section 11.1(c) may be made effective as of the date of this Agreement.

(d) Notwithstanding any contrary provision of this Agreement, any amendment to this Agreement or other act which would (i) adversely affect the limited liabilities of the Limited Partners, (ii) impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership, (iii) except as provided in Section 11.1(b), change the method of allocation of profit and loss as provided in Article V or the distribution provisions of Articles VIII and X hereof, (iv) seek to impose personal liability on the Limited Partners, or (v) affect the operation of the Conversion Factor of the Redemption Right shall require the consent and approval of Limited Partners holding more than sixty-six and two-thirds percent (66 2/3%) of the Common Percentage Interests of the Limited Partners.

(e) Except as otherwise specifically provided in this Section 11.1, amendments to this Agreement shall require the approval of the General Partner and Limited Partners holding more than fifty percent (50%) of the Common Percentage Interests of the Limited Partners.

Section 11.2 NOTICE OF AMENDMENTS. A copy of any amendment to be approved by the Partners pursuant to Sections 11.1(d) or 11.1(e) shall be mailed in advance to such Partners. Partners shall be notified as to the substance of any amendment pursuant to Sections 11.1(a), (b) or (c), and upon request shall be furnished a copy thereof.

ARTICLE XII

POWER OF ATTORNEY

Section 12.1 POWER. Each of the Limited Partners irrevocably constitutes and appoints the General Partner as such Limited Partner’s true and lawful attorney in such Limited Partner’s name, place and stead to make, execute, swear to, acknowledge, deliver and file:

(a) Any certificates or other instruments which may be required to be filed by the Partnership under the laws of the State of Delaware or of any other state or jurisdiction in which the General Partner shall deem it advisable to file;

(b) Any documents, certificates or other instruments, including, but not limited to, (i) any and all amendments and modifications of this Agreement or of the instruments described in Section 12.1(a) which may be required or deemed desirable by the General Partner to effectuate the provisions of any part of this Agreement, (ii) all instruments relating to the admission, withdrawal, removal or substitution of any Partner, and (iii) by way of extension and not limitation, to do all such other things as shall be necessary to continue and to carry on the business of the Partnership; and

(c) All documents, certificates or other instruments that may be required to effectuate the dissolution and termination of the Partnership, to the extent such dissolution and termination is authorized hereby. The power of attorney granted hereby shall not constitute a waiver of, or be used to avoid, the rights of the Partners to approve certain amendments to this Agreement pursuant to Sections 11.1(d) and 11.1(e) or be used in any other manner inconsistent with the status of the Partnership as a limited partnership or inconsistent with the provisions of this Agreement. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner taken in good faith under such power of attorney.

Section 12.2 SURVIVAL OF POWER. It is expressly intended by each of the Partners that the foregoing power of attorney is coupled with an interest, is irrevocable and shall survive the death, incompetence, dissolution, liquidation or adjudication of insanity or bankruptcy or insolvency of each such Partner. The foregoing power of attorney shall survive the delivery of an assignment by any of the Partners of such Partner’s entire interest in the Partnership, except that where an assignee of such entire interest has become a substitute Limited Partner, then the foregoing power of attorney of the assignor Partner shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.

ARTICLE XIII

CONSENTS, APPROVALS, VOTING AND MEETINGS

Section 13.1 METHOD OF GIVING CONSENT OR APPROVAL. Any consent or approval required by this Agreement may be given as follows:

(a) by a written consent given by the consenting Partner and received by the General Partner at or prior to the doing of the act or thing for which the consent is solicited, provided that such consent shall not have been nullified by:

(i) Notice to the General Partner of such nullification by the consenting Partner prior to the doing of any act or thing, the doing of which is not subject to approval at a meeting called pursuant to Section 13.2, or

(ii) Notice to the General Partner of such nullification by the consenting Partner prior to the time of any meeting called pursuant to Section 13.2 to consider the doing of such act or thing, or

(iii) The negative vote by such consenting Partner at any meeting called pursuant to Section 13.2 to consider the doing of such act or thing;

(b) by the affirmative vote by the consenting Partner for the doing of the act or thing for which the consent is solicited at any meeting called pursuant to Section 13.2 to consider the doing of such act or thing; or

(c) by the failure of the Partner to respond or object to a request from the General Partner for such Partner’s consent within thirty (30) days from its receipt of such request (or such shorter period of time as the General Partner may indicate in such request in order to ensure that the General Partner has sufficient time to respond, if required, to any third party with respect to the subject matter of such request).

Section 13.2 MEETINGS OF LIMITED PARTNERS. Any matter requiring the consent or vote of all or any of the Partners may be considered at a meeting of the Partners held not less than five (5) nor more than sixty (60) days after notice thereof shall have been given by the General Partner to all Partners. Such notice (i) may be given by the General Partner, in its discretion, at any time, or (ii) shall be given by the General Partner within fifteen (15) days after receipt from Limited Partners holding more than fifty percent (50%) of the Common Percentage Interests of the Limited Partners of a request for such meeting.

Section 13.3 OPINION. Except for Consents obtained pursuant to Sections 13.1 or 13.2, no Limited Partner shall exercise any consent or voting rights unless either (a) at the time of the giving of consent or casting of any vote by the Partners hereunder, counsel for the Partnership or counsel employed by the Limited Partners shall have delivered to the Partnership an opinion satisfactory to the Partners to the effect that such conduct (i) is permitted by the Act, (ii) will not impair the limited liability of the Limited Partners, and (iii) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, or (b) irrespective of the delivery or non-delivery of such opinion of counsel, Limited Partners holding more than seventy-five percent (75%) of the Common Percentage Interests of the Limited Partners determine to exercise their consent or voting rights.

Section 13.4 SUBMISSIONS TO PARTNERS. The General Partner shall give the Partners notice of any proposal or other matter required by any provision of this Agreement, or by law, to be submitted for consideration and approval of the Partners. Such notice shall include any information required by the relevant provision or by law.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 GOVERNING LAW. The Partnership and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 14.2 AGREEMENT FOR FURTHER EXECUTION. At any time or times upon the request of the General Partner, the Limited Partners hereby agree to sign, swear to, acknowledge and deliver all further documents and certificates required by the laws of Delaware, or any other jurisdiction in which the Partnership does, or proposes to do, business, or which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act. This Section 14.2 shall not prejudice or affect the rights of the Limited Partners to approve certain amendments to this Agreement pursuant to Sections 11.1(d) and 11.1(e).

Section 14.3 ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto contain the entire understanding among the parties and supersede any prior understandings or agreements among them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

Section 14.4 SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Partnership does business. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

Section 14.5 NOTICES. Notices to Partners or to the Partnership shall be deemed to have been given when personally delivered or mailed, by prepaid registered or certified mail, addressed as set forth in Exhibit A attached hereto, unless a notice of change of address has previously been given in writing by the addressee to the addressor, in which case such notice shall be addressed to the address set forth in such notice of change of address.

Section 14.6 TITLES AND CAPTIONS. All titles and captions are for convenience only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.

Section 14.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each one of which shall constitute an original executed copy of this Agreement.

Section 14.8 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

Section 14.9 SURVIVAL OF RIGHTS. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

GENERAL PARTNER:

Ashford OP General Partner LLC, a Delaware limited liability company

By:	/s/ David A. Brooks
David A. Brooks, Vice President

LIMITED PARTNER:

Ashford OP Limited Partner LLC, a Delaware limited liability company as a Limited Partner of Ashford Hospitality Limited Partnership

By:	/s/ David A. Brooks
David A. Brooks, Vice President

The undersigned has executed this Agreement not as a Partner of the Partnership but to agree to the provisions of this Agreement imposing obligations on, granting rights to, the Company.

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks
David A. Brooks, Chief Operating Officer and General Counsel

EXHIBIT A

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Exhibit A

EXHIBIT A

LIST OF PARTNERS AND CONTRIBUTED ASSETS

as of November 19, 2013

	Contributed Asset	Cash Contribution	Agreed Value of Contributed Asset	Common Partnership Units	Common Percentage Interest	Preferred Partnership Units	Preferred Percentage Interest	Treasury Stock
Partners:
General Partner:
Ashford OP General Partner LLC	None	None	N/A	None	None	None	None
Limited Partners:

COMMON STOCK	SHARES	$1,628,371,750	$412,922,234	80,565,563	80.9240%	15,755,912	100.0000%	44,331,202

COMMON UNITS
Dartmore GeneralPartnership	Various hotels contributed 8/29/03 & 3/16/05	None	$25,640,533	2,756,028	2.7683%
Monty Bennett	LTIP Conversion 10/31/13			747,121	0.7504%
5820 General Partnership	Various hotels contributed 8/29/03 & 3/16/05		$25,640,533	2,756,028	2.7683%
Archie Bennett Jr.	LTIP Conversion 10/31/13			532,888	0.5353%
3 MB Associates	Various hotels contributed 8/29/03		$1,985,823	120,647	0.1212%
Ashford Financial Corporation	Asset Management and Consulting Agreements	None	$9,225,000	1,025,000	1.0296%

EXHIBIT A

LIST OF PARTNERS AND CONTRIBUTED ASSETS

as of November 19, 2013

	Contributed Asset	Cash Contribution	Agreed Value of Contributed Asset	Common Partnership Units	Common Percentage Interest	Preferred Partnership Units	Preferred Percentage Interest	Treasury Stock
Helmut Horn	Sea Turtle Inn		$69,871	6,944	0.0070%
Graham Hershman	Sea Turtle Inn		$52,584	5,226	0.0052%
Emily Landau				117,535	0.1181%

EXHIBIT A

LIST OF PARTNERS AND CONTRIBUTED ASSETS

as of November 19, 2013

	Contributed Asset	Cash Contribution	Agreed Value of Contributed Asset	Common Partnership Units	Common Percentage Interest		Preferred Partnership Units	Preferred Percentage Interest	Treasury Stock
Martin Edelman	Various hotels contributed 3/16/05	None	$933,600	92,711	0.0931%
FGT, L.P.	Various hotels contributed 3/16/05	None	$10,113,361	1,004,306	1.0088%
David Kimichik	Various hotels contributed 3/16/05 LTIP Conversion 10/31/13	None	$461,085	45,788 430,000	0.0460 0.4319	% %
David Brooks	Various hotels contributed 8/29/03 & 3/16/05 LTIP Conversion 10/31/13	None	$2,446,908	266,435 479,647	0.2676 0.4818	% %
Mark Nunneley	Various hotels contributed 8/29/03 & 3/16/05 LTIP Conversion 10/31/13	None	$978,926	106,590 299,967	0.1071 0.3013	% %
Douglas Kessler	LTIP Conversion 10/31/13			643,581	0.6464%
Deric Eubanks	LTIP Conversion 10/31/13			19,396	0.0195%

EXHIBIT A

LIST OF PARTNERS AND CONTRIBUTED ASSETS

as of November 19, 2013

	Contributed Asset	Cash Contribution	Agreed Value of Contributed Asset	Common Partnership Units	Common Percentage Interest	Preferred Partnership Units	Preferred Percentage Interest	Treasury Stock
Pia Ackerman	LTIP Conversion 10/31/13			15,333	0.0154%
James Hays	LTIP Conversion 10/31/13			67,729	0.0680%
Jeremy Welter	LTIP Conversion 10/31/13			45,000	0.0452%

	COMMON UNITS		$77,548,224	11,583,900	11.6355%	—	0.0000%

B UNITS

Gateway	B UNITS		$40,871,712	3,649,260	3.6655%	—	0.0000%

LTIP UNITS
Archie Bennett Jr.				307,112	0.3085%
Monty Bennett				898,979	0.9030%
Doug Kessler				712,519	0.7157%
David Kimichik				295,000	0.2963%
David Brooks				665,853	0.6688%
Mark Nunneley				233,333	0.2344%
Rob Hays				227,271	0.2283%
Pia Ackerman				18,667	0.0188%

EXHIBIT A

LIST OF PARTNERS AND CONTRIBUTED ASSETS

as of November 19, 2013

	Contributed Asset	Cash Contribution	Agreed Value of Contributed Asset	Common Partnership Units	Common Percentage Interest	Preferred Partnership Units	Preferred Percentage Interest	Treasury Stock
Deric Eubanks				100,604	0.1011%
Jeremy Welter				270,000	0.2713%
Milissa Foshee 3/4/13				7,000	0.0069%
Marty Edelman - 5/16/13				5,500	0.0054%
Ben Ansell - 5/16/13				5,500	0.0054%
Kamal Jafarnia - 5/16/13				5,500	0.0054%
Michael Murphy - 5/16/13				5,500	0.0059%

	LTIP UNITS			3,758,338	3.7750%

	TOTAL SHARES & UNITS		$531,342,170	99,557,061	100.0000%	15,755,912	100.0000%

EXHIBIT B

FEDERAL INCOME TAX MATTERS

For purposes of interpreting and implementing Article V of the Partnership Agreement, the following rules shall apply and shall be treated as part of the terms of the Partnership Agreement:

A. SPECIAL ALLOCATION PROVISIONS.

1. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Section 743(b) is required pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its Partnership Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership if Section 1.704-1(b)(2)(iv)(m)(2) of the Treasury Regulations applies, or to the Partnership to whom such distribution was made if Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations applies.

2. If a Partner transfers any part or all of its Partnership Interest or if Common Percentage Interests or Preferred Percentage Interests vary during a taxable year of the Partnership, the General Partner, in its sole and absolute discretion, shall determine which method authorized under the Code (including Section 706 of the Code) and the Treasury Regulations shall be used to allocate the distributive shares.

3. To the extent required by law, income, gain, loss and deduction attributable to property contributed to the Partnership by a Partner shall be shared among the Partners so as to take into account any variation between the basis of the property and the fair market value of the property at the time of contribution in accordance with the requirements of Section 704(c) of the Code and the applicable Treasury Regulations thereunder as more fully described in Part B hereof. Treasury Regulations under Section 704(c) of the Code allow partnerships to use any reasonable method for accounting for Book-Tax Differences for contributions of property so that a contributing partner receives the tax benefits and burdens of any built-in gain or loss associated with contributed property. The Partnership shall account for Book-Tax Differences using a method specifically approved in the Treasury Regulations, such as the traditional method. An allocation of remaining built-in gain under Section 704(c) will be made when Section 704(c) property is sold.

4. If the Partnership is entitled to a deduction for interest imputed under any provision of the Code on any loan or advance from a Partner (whether such interest is currently deducted, capitalized or amortized), such deduction shall be allocated solely to such Partner.

5. To the extent any payments in the nature of fees made to a Partner or reimbursements of expenses to any Partner are finally determined by the Internal Revenue

Exhibit B - Page 1

Service to be distributions to a Partner for federal income tax purposes, there will be a gross income allocation to such Partner in the amount of such distribution.

6. (a) Notwithstanding any provision of the Partnership Agreement to the contrary and subject to the exceptions set forth in Section 1.704-2(f)(2)-(5) of the Treasury Regulations, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Treasury Regulations. This paragraph 6(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Treasury Regulations and for purposes of this paragraph 6(a) only, each Partner’s Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article V of the Partnership Agreement with respect to such fiscal year and without regard to any net decrease in Partner Minimum Gain during such fiscal year.

(b) Notwithstanding any provision of the Partnership Agreement to the contrary, except paragraph 6(a) of this Exhibit B and subject to the exceptions set forth in Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. This paragraph 6(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith. Solely for purposes of this paragraph 6(b), each Partner’s Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article V of the Partnership Agreement with respect to such fiscal year, other than allocations pursuant to paragraph 6(a) hereof.

7. If any Partners unexpectedly receive any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partners in an amount and manner sufficient to eliminate the deficits in their Adjusted Capital Account Balances created by such adjustments, allocations or distributions as quickly as possible, provided that an allocation pursuant to this paragraph 7 shall be made only if and to the extent that the Partner would have a deficit balance in its Adjusted Capital Account Balance after all other allocations provided for Article V of the

Exhibit B - Page 2

Partnership Agreement and this Exhibit B have been tentatively made as if this paragraph 7 were not in this Exhibit B.

8. No loss shall be allocated to any Partner to the extent that such allocation would result in a deficit in its Adjusted Capital Account Balance while any other Partner continues to have a positive Adjusted Capital Account Balance; in such event, losses shall first be allocated to any Partners with positive Adjusted Capital Account Balances, and in proportion to such balances, to the extent necessary to reduce their positive Adjusted Capital Account Balances to zero. Any excess shall be allocated to the General Partner.

9. If any Partner has a deficit balance in its Adjusted Capital Account Balance at the end of any fiscal year or other period, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this paragraph 9 shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account Balance after all other allocations provided in this Part A have been tentatively made as if paragraph 7 and this paragraph 9 were not in this Exhibit B.

10. Any special allocations of items pursuant to this Part A shall be taken into account in computing subsequent allocations so that the net amount of any items so allocated and the profits, losses and all other items allocated to each such Partner pursuant to Article V of the Partnership Agreement shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of Article V of the Partnership Agreement if such special allocations had not occurred.

11. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partners in the manner set forth in Section 5.1(b)(iii) of the Partnership Agreement.

12. Any Partner Nonrecourse Deduction for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Treasury Regulations. If more than one Partner bears the economic risk of loss (in accordance with Section 1.704-2(i) of the Treasury Regulations) with respect to a Partner Nonrecourse Debt, Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such economic risk of loss.

13. Notwithstanding any provision in Article V of the Partnership Agreement or this Exhibit B to the contrary, if the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article X, then any profits or losses realized in connection with such transaction and thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated for such taxable year of the Partnership (and to the extent permitted by Section 761(c) of the Code, for the immediately preceding taxable year of the Partnership) among the Partners as required so as to cause liquidating distributions pursuant to Section 10.4(a) of the Partnership Agreement to

Exhibit B - Page 3

be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article VIII of the Partnership Agreement.

B. CAPITAL ACCOUNT ADJUSTMENTS AND TAX ALLOCATIONS.

1. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided, however, that:

(a) Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition was equal in amount to the Carrying Value.

(b) The computation of all items of income, gain, loss and deduction shall be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

(c) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing the Partnership’s taxable income or loss, there shall be taken into account Depreciation for a fiscal year or other period.

(d) The Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable partnership agreement of a Subsidiary of the Partnership) of all property owned by (i) a Subsidiary of the Partnership that is classified as a partnership for U.S. federal income tax purposes and (ii) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for U.S. federal income tax purposes of which the Partnership or a Subsidiary of the Partnership is, directly or indirectly, a partner, member or other equity holder.

2. A transferee of a Partnership Interest will succeed to the Capital Account relating to the Partnership Interest transferred.

3. Upon (i) an issuance of additional Partnership Interests in exchange for more than a de minimis capital contribution to the Partnership, (ii) an issuance of additional Partnership Interests (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity or by a new Partner acting in a partner capacity or in anticipation of being a Partner, or (iii) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership, the Capital Accounts of all Partners (and the Carrying Values of all Partnership properties) shall, immediately prior to such event, be adjusted (consistent with the provisions hereof) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Partnership property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such property at the fair market value thereof, immediately prior to such issuance, and had been allocated to the Partners, at such time, pursuant to Article V of the Partnership Agreement). In determining

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such unrealized gain or unrealized loss attributable to the properties, the fair market value of Partnership properties shall be determined by the General Partner using such reasonable methods of valuation as it may adopt.

4. Immediately prior to the distribution of any Partnership property, the Capital Accounts of all Partners shall be adjusted (consistent with the provisions hereof and Section 704 of the Code) upward or downward to reflect any unrealized gain or unrealized loss attributable to the Partnership property distributed (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each such property, immediately prior to such distribution, and had been allocated to the Partners, at such time, pursuant to Article V of the Partnership Agreement). In determining such unrealized gain or unrealized loss attributable to property, the fair market value of Partnership property distributed shall be determined by the General Partner using such reasonable methods of valuation as it may adopt.

5. In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property shall, solely for tax purposes, and not for Capital Account purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes. The General Partner shall make any elections or other decisions relating to such allocations.

6. If the Carrying Value of any Partnership asset is adjusted as described in paragraph 3 above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Carrying Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

7. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of the Partnership Agreement and this Exhibit B.

C. DEFINITIONS. For the purposes of this Exhibit B, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

“ADJUSTED CAPITAL ACCOUNT BALANCE”: means the balance in the Capital Account of a Partner as of the end of the relevant fiscal year of the Partnership, after giving effect to the following: (i) credit to such Capital Account any amounts the Partner is obligated to restore, pursuant to the terms of the Partnership Agreement or otherwise, or is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations, and (ii) debit to such capital account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

“DEPRECIATION”: means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to property for such fiscal year or other period, except that (a) with respect to any property the Carrying Value of which differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the remedial

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allocation method pursuant to Section 1.704-3(d) of the Treasury Regulations, Depreciation for such fiscal year or other period shall be the amount of book basis recovered for such fiscal year or other period under the rules prescribed by Section 1.704-3(d)(2) of the Treasury Regulations, and (b) with respect to any other property the Carrying Value of which differs from its adjusted tax basis at the beginning of such fiscal year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization or other cost recovery deduction for such fiscal year or other period bears to such beginning adjusted tax basis; provided, that if the adjusted tax basis of any property at the beginning of such fiscal year or other period is zero, Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the General Partner.

“NONRECOURSE DEDUCTIONS”: shall have the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability, that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Treasury Regulations.

“NONRECOURSE LIABILITY”: shall have the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

“PARTNER NONRECOURSE DEBT MINIMUM GAIN”: means an amount, with respect to each Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i) of the Treasury Regulations.

“PARTNER NONRECOURSE DEBT”: shall have the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

“PARTNER NONRECOURSE DEDUCTIONS”: shall have the meaning set forth in Section 1.704-2(i)(2) of the Treasury Regulations. For any Partnership taxable year, the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt equal the net increase during the year, if any, in the amount of Partner Nonrecourse Debt Minimum Gain reduced (but not below zero) by proceeds of the liability that are both attributable to the liability and allocable to an increase in the Partner Nonrecourse Debt Minimum Gain.

“PARTNERSHIP AGREEMENT”: shall mean this Fifth Amended and Restated Limited Partnership Agreement of Ashford Hospitality Limited Partnership, as amended.

“PARTNERSHIP MINIMUM GAIN”: shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

For purposes of this Exhibit B, all other capitalized terms will have the same definition as in the Partnership Agreement.

Exhibit B - Page 6

EXHIBIT C

NOTICE OF EXERCISE OF REDEMPTION RIGHT

The undersigned hereby irrevocably (i) presents for redemption             Partnership Units (as defined in the Partnership Agreement defined below) in Ashford Hospitality Limited Partnership, in accordance with the terms of the Fifth Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, as amended (the “Partnership Agreement”), and the Redemption Right (as defined in the Partnership Agreement) referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares (both as defined in the Partnership Agreement) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the addresses specified below.

Dated:
Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City State Zip Code)

IF REIT Shares are to be issued, issue to:

(Name)

(Social Security or Identifying Number)

Exhibit C - Page 1

EXHIBIT D

DESIGNATION OF INTERESTS ISSUED TO SEA TURTLE INN LIMITED

PARTNERS

Pursuant to Section 4.3(a)(i) of the Agreement, the General Partner has caused the Partnership to issued additional Partnership Interests in the form of 106,675 Common Partnership Units to Huron Jacksonville Limited Partnership. The Common Partnership Interests issued to Huron Jacksonville Limited Partnership shall be governed by the terms of the Agreement subject to the following:

1. Additional Definition:

“Sea Turtle Inn Limited Partners” means Huron/Jax Investment Limited Partnership, a Florida limited partnership, PW/Jacksonville Limited Partnership, an Illinois limited partnership, CN/Jacksonville Limited Partnership, an Illinois limited partnership, Christopher Q. Stephan, Helmut Horn and Graham Hershman.

2. Amendment to Section 7.4(b). Section 7.4(b) is amended and by adding the following provision to the end of Section 7.4(b):

“Notwithstanding anything in Section 7.4(a) or Section 7.4(b) to the contrary, with respect to the exercise of a Redemption Right by Huron Jacksonville Limited Partnership or any of the Sea Turtle Inn Limited Partners, in the event of an election by the Company to satisfy such Redemption Right by payment of the Cash Amount, then the Company may not, after making such election, pay any portion of such Cash Amount with REIT Common Shares.”

3. Amendment to Section 9.5

The consent required by Section 9.5(a) shall not be required in the event of a Transfer on or after April 1, 2005 by Huron Jacksonville Limited Partnership to any Sea Turtle Inn Limited Partners.

4. Amendment to Section 9.6(a)(i)

Section 9.6(a)(i) shall not apply in the case of an assignee resulting from a Transfer by Huron Jacksonville Limited Partnership to any Sea Turtle Inn Limited Partners.

5. Amendment to Exhibit B. The following terms shall be added to Exhibit B:

D. ALLOCATION OF NONRECOURSE LIABILITIES

“Effective on the date of acquisition by the Partnership of the Sea Turtle Inn, Atlantic Beach, Florida, the Nonrecourse Liability allocable to the Sea

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Turtle Inn, shall be allocated to the Sea Turtle Inn Limited Partners, in the aggregate, for federal income tax purposes as follows:

(i) first, as provided in Section 1.752-3(a)(2) of the Treasury Regulations, plus

(ii) second, as provided in the fifth sentence of Section 1.752-3(a)(3) of the Treasury Regulations.

If there is more than one Sea Turtle Inn Limited Partner, the amount of such Nonrecourse Liability so allocated to the Sea Turtle Inn Limited Partners, in the aggregate, will be allocated to each, as determined with respect to each Sea Turtle Inn Limited Partner separately.

In addition, the remaining Nonrecourse Liabilities of the Partnership not allocated to any Partner pursuant to Sections 1.752-3(a)(1) or 1.752-3(a)(2) of the Treasury Regulations or any sentence of Section 1.752-3(a)(3) of the Treasury Regulations other than the first, from time to time, shall be allocated in accordance with the Common Percentage Interests, as defined in the Partnership Agreement, owned by the Limited Partners, as provided in the first sentence of Section 1.752-3(a)(3) of the Treasury Regulations.

The Sea Turtle Inn Limited Partners and the General Partner shall agree within 60 days of the date of acquisition of the Sea Turtle Inn by the Partnership as to the amounts in clause first and clause second and the aggregate amount of Nonrecourse Liability allocable to the Sea Turtle Inn.”

Exhibit D - Page 2

EXHIBIT E

[Reserved]

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EXHIBIT F

DESIGNATION OF TERMS AND CONDITIONS OF SERIES A

PREFERRED PARTNERSHIP UNITS

A. Designation and Number. A series of Preferred Partnership Units, designated as Series A Preferred Partnership Units, is hereby established. The number of Series A Preferred Partnership Units shall be 3,000,000.

B. Rank. The Series A Preferred Partnership Units, with respect to rights to distributions and payments to Partners, the distribution of assets upon the liquidation, dissolution or winding up of the Partnership, rank (a) prior or senior to the Common Partnership Units and all Partnership Units issued by the Partnership (“Junior Units”) the terms of which specifically provide that such Partnership Units rank junior to the Series A Preferred Partnership Units; (b) on a parity with the Series D Preferred Partnership Units, Series E Preferred Partnership Units and all other Partnership Units issued in the future by the Partnership (“Parity Units”) the terms of which specifically provide that such Partnership Units rank on a parity with the Series A Preferred Partnership Units; (c) junior to all Partnership Units issued by the Partnership the terms of which specifically provide that such Partnership Units rank senior to the Series A Preferred Partnership Units; and (d) junior to all of the Partnership’s existing and future indebtedness.

C. Distributions.

(i) Pursuant to Section 8.1 of the Partnership Agreement but subject to the rights of holders of any Preferred Partnership Units ranking senior to the Series A Preferred Partnership Units as to the payment of distributions, Ashford OP Limited Partner LLC, in its capacity as the holder of the then outstanding Series A Preferred Partnership Units, shall be entitled to receive, when, as and if authorized by the General Partner, from the Cash Flow, cumulative quarterly preferential cash distributions in an amount per Series A Preferred Partnership Unit equal to 8.55% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.1375 per Series A Preferred Partnership Unit) (the “Preferred Return”). Distributions of Preferred Return on each Series A Preferred Partnership Unit shall be cumulative from the date of original issuance, whether or not in any distribution period or periods (i) such distributions shall be authorized by the General Partner, (ii) there shall be funds legally available for the payment of such distributions or (iii) any agreement prohibits the Partnership’s payment of such distributions, and such distributions shall be payable quarterly the 15th day of January, April, July and October of each year (or, if not a Business Day, the next succeeding Business Day). Any distribution of Preferred Return payable on the Series A Preferred Partnership Units for any partial distribution period will be computed on the basis of twelve 30-day months and a 360-day year. Distributions of Preferred Return will be payable in arrears to holders of record as they appear on the records of the Partnership at the close of business on the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable distribution payment date, which dates shall be the Partnership Record Dates for the Series A Preferred Partnership Units. Except for distributions in liquidation or redemption as provided in Sections D

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and E, respectively, holders of Series A Preferred Partnership Units will not be entitled to receive any distributions in excess of cumulative Preferred Returns accrued on the Series A Preferred Partnership Units at the rate specified in this paragraph. No interest will be paid in respect of any distribution payment or payments on the Series A Preferred Partnership Units that may be in arrears.

(ii) When distributions of Preferred Return are not paid in full upon the Series A Preferred Partnership Units or any other series of Parity Units, or a sum sufficient for such payment is not set apart, all distributions of Preferred Return authorized by the General Partner upon the Series A Preferred Partnership Units and any other series of Parity Units shall be authorized by the General Partner ratably in proportion to the respective amounts of such distributions accumulated, accrued and unpaid on the Series A Preferred Partnership Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Series A Preferred Partnership Units equal to the full amount of accumulated, accrued and unpaid distributions of Preferred Return have been or contemporaneously are authorized by the General Partner and paid, or authorized by the General Partner and a sum sufficient for the payment thereof set apart for such payment for all past distribution periods, no distributions (other than distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be authorized by the General Partner or paid or set aside for payment by the Partnership with respect to any class or series of Parity Units. Unless full cumulative distributions of Preferred Return on the Series A Preferred Partnership Units have been paid or authorized by the General Partner and set apart for payment for all past distribution periods, no distributions (other than distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be authorized by the General Partner or paid or set apart for payment by the Partnership with respect to any Junior Units, nor shall any Junior Units or Parity Units be redeemed, purchased or otherwise acquired for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any Junior Units or Parity Units (except by conversion or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Units or Parity Units. Notwithstanding the foregoing, the General Partner shall not be prohibited from (i) authorizing or paying or setting apart for payment any Preferred Return or distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Junior Units or Parity Units, in each case, if such authorization, payment, redemption, purchase or other acquisition is necessary to maintain the Company’s qualification as a REIT.

(iii) No distribution of Preferred Return on the Series A Preferred Partnership Units shall be authorized by the General Partner or paid or set apart for payment at such time as the terms and provisions of any agreement of the Partnership, including any agreement of the Partnership relating to the Partnership’s indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, payment or setting apart for payment shall be restricted or prohibited by law.

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(iv) In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership) of Preferred Return or in redemption or otherwise, is permitted, amounts that would be needed, if the Partnership were to be dissolved at the time of the distribution, to satisfy the liquidation preference of the Series A Preferred Partnership Units (as provided in Section D below) will not be added to the Partnership’s total liabilities.

D. Liquidation Preference.

(i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, before any payment or distribution shall be made to or set apart for the holders of any Junior Units, Ashford OP Limited Partner LLC, in its capacity as holder of the Series A Preferred Partnership Units, shall be entitled to receive a liquidation preference distribution of $25.00 per Series A Preferred Partnership Unit, plus an amount equal to all accumulated, accrued and unpaid Preferred Return to the date of final distribution, but Ashford OP Limited Partner LLC shall not be entitled to any further payment with respect thereto. If upon any liquidation, dissolution or winding up of the Partnership, its assets, or proceeds thereof, distributable among Ashford OP Limited Partner LLC, in its capacity as the holder of the Series A Preferred Partnership Units, shall be insufficient to pay in full the above described preferential distribution and liquidating distributions on any other series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among Ashford OP Limited Partner LLC, in its capacity as the holder of the Series A Preferred Partnership Units, and the holders of any such other Parity Units ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Partnership Units and any such other Parity Units if all amounts payable thereon were paid in full.

(ii) Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to Ashford OP Limited Partner LLC, in its capacity as the holder of the Series A Preferred Partnership Units, holders of the Series A Preferred Partnership Units shall have no right or claim to any of the remaining assets of the Partnership.

(iii) None of a consolidation or merger of the Partnership with or into another entity, a merger of another entity with or into the Partnership, a statutory unit exchange by the Partnership or a sale, lease or conveyance of all or substantially all of the Partnership’s property or business shall be considered a liquidation, dissolution or winding up of the affairs of the Partnership.

E. Redemption. In connection with the redemption by the Company of any shares of Series A Preferred Stock in accordance with the provisions of the Series A Articles Supplementary, the Partnership shall provide cash to Ashford OP Limited Partner LLC for such purpose which shall be equal to the redemption price (as set forth in the Series A Articles Supplementary), plus all distributions of Preferred Return accumulated and unpaid to the Redemption Date (as defined in the Series A Articles Supplementary), and one Series A Preferred Partnership Unit shall be concurrently redeemed with respect to each share of Series A Preferred Stock so redeemed by the

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Company. From and after the applicable Redemption Date, the Series A Preferred Partnership Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series A Preferred Partnership Units shall cease. Any Series A Preferred Partnership Units so redeemed may be reissued to Ashford OP Limited Partner LLC at such time as the Company reissues a corresponding number of shares of Series A Preferred Stock so redeemed or repurchased, in exchange for the contribution by the Company, through the Ashford OP Limited Partner LLC, to the Partnership of the proceeds from such reissuance.

F. Voting Rights. Except as required by applicable law, the holder of the Series A Preferred Partnership Units, as such, shall have no voting rights.

G. Conversion. The Series A Preferred Partnership Units are not convertible into or exchangeable for any other property or securities of the Partnership.

H. Restriction on Ownership. The Series A Preferred Partnership Units shall be owned and held solely by Ashford OP Limited Partner LLC.

I. Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated pro rata among holders of Series A Preferred Partnership Units in accordance with Article V of the Partnership Agreement.

Exhibit F - Page 4

EXHIBIT G

[Reserved]

Exhibit G - Page 1

EXHIBIT H

[Reserved]

Exhibit H - Page 1

EXHIBIT I

DESIGNATION OF INTERESTS ISSUED TO FGSB LIMITED PARTNERS

Pursuant to Section 4.3(a)(i) of the Fifth Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (the “Agreement”), to which this Exhibit I is attached, the General Partner has caused the Partnership to issue additional Partnership Interests in the form of Common Partnership Units in the number and to the respective Persons set forth below (collectively, the “FGSB Limited Partners”). The Common Partnership Units issued to the FGSB Limited Partners shall be governed by the terms of the Agreement subject to the following:

1.	Definitions. To the extent the following terms are defined in the Agreement, the following definitions amend and replace such definitions in their entirety with respect to the FGSB Limited Partners, any transferees of such FGSB Limited Partners in an FGSB Permitted Disposal and the Common Partnership Units acquired by such persons on March 16, 2005:

“Affiliate” means, as to any FGSB Limited Partner, any other Person that is directly or indirectly (through one or more intermediaries) controlled by, under common control with, or controlling such Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. A Person shall be deemed to be controlled by another Person if the other Person (i) with respect to a corporation, owns more than a majority of the issued and outstanding voting equity interests of such corporation, (ii) with respect to a partnership, is a general partner of such partnership and (iii) with respect to a limited liability company, is a managing member or is a member owning more than a majority of the issued and outstanding voting equity interests of such limited liability company.

“Beneficial Owner Agreement” means, as to any FGSB Limited Partner, the Beneficial Owner Agreement executed by such FGSB Limited Partner on March 16, 2005 in favor of the Company and the Partnership.

Exhibit I - Page 1

“FGSB Limited Partners” means:

Name of FGSB Limited Partner	Common Partnership Units Issued
Chartwell Hotel Associates	679,644
Fisher 6R Hotel Associates	324,333
Fisher 2003 Hotel Refinancing Associates	450,075
Martin Edelman	92,712
FGT, L.P.	1,004,306
George Soros	75,346
Tivadar Holdings, LLC	694,684
Perthshire L.P.	781,571
Southwest Siena L.P.	781,571
David Kimichik	45,788
David Brooks	45,788
Mark Nunneley	18,333

“FGSB Permitted Disposal” means a transfer by an FGSB Limited Partner:

(i) to an Affiliate or direct or indirect equity owner of an FGSB Limited Partner, provided that such transferee agrees in writing to be bound by all of the terms and conditions of the Beneficial Owner Agreement;

(ii) to (a) parents, siblings (by blood or adoption) or lineal descendants (by blood or adoption) of an FGSB Limited Partner or a transferee under clause (i); (b) a trust, partnership, corporation, limited liability company or other entity of which an FGSB Limited Partner or a transferee under clause (i), or an FGSB Limited Partner’s or a transferee’s under clause (i) parent, sibling (by blood or adoption) or lineal descendant (by blood or adoption) owns all of the beneficial interests, either directly or indirectly, provided that such transferee agrees in writing to be bound by all of the terms and conditions of the Beneficial Owner Agreement; or

(iii) in connection with a pledge, delivery or other grant of a security interest in the Partnership Units held by an FGSB Limited Partner or a transferee under clauses (i) or (ii) for the purpose of securing a bona fide lending transaction; provided that such

Exhibit I - Page 2

security interest is expressly subordinate and subject to the terms and conditions of Section 2 of the Beneficial Owner’s Agreement to which such FGSB Limited Partner or a transferee under clauses (i) or (ii) is a party and any transferee resulting from any judicial or non-judicial foreclosure on such security interest and subsequent transfer by such holder of the security interest becomes a party to (and assumes the FGSB Limited Partner’s or a transferee’s under clauses (i) or (ii) obligations under) the Beneficial Owner Agreement.

“Specified Redemption Date” shall mean, with respect to a given FGSB Limited Partner, the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption, provided that no Specified Redemption Date may occur with respect to any Partnership Unit before six months after such Partnership Unit is issued by the Partnership.

2.	Amendments with respect to Section 7.4.

A.	The second sentence of Section 7.4(a) is hereby amended and restated in its entirety as follows:

The Partnership shall have up to 60 days (the “Payout Period”) following exercise of a Redemption Right to pay the Cash Amount to the FGSB Limited Partner who is exercising the Redemption Right (the “Redeeming Partner”).

B.	The second proviso clause in the first sentence of Section 7.4(b) is hereby deleted, such that the sentence ends with the words “Section 7.4(a)).”

C.	The following sentence is added as a new sentence at the end of Section 7.4(b):

Notwithstanding anything in this Section 7.4(b) to the contrary, with respect to the exercise of a Redemption Right by a FGSB Limited Partner or any transferee of an FGSB Limited Partner in an FGSB Permitted Disposal, if there are insufficient REIT Common Shares authorized by the Company to satisfy a Redemption Right by paying the Redeeming Partner the REIT Common Shares Amount, the Partnership must satisfy the Redemption Right by paying such Redeeming Partner the Cash Amount in accordance with the provisions of Sections 7.4(a) and (b).

D.	The following Section 7.4(f) is hereby added:

(f) Notwithstanding anything to the contrary in this Section 7.4, Persons holding Common Partnership Units originally issued to FGSB Master LLC shall receive the Cash Amount due, if any, as a result of the exercise of the Redemption Right from the Partnership, not from the Company, and such persons and the Partnership recognize and agree that such transaction is properly treated for federal income tax purposes as a redemption by the Partnership and not as a sale to the Company.

Exhibit I - Page 3

3.	Amendment with respect to Section 9.5:

The consent required by Section 9.5(a) shall not be required in the event of a FGSB Permitted Disposal.

4.	Amendment with respect to Section 9.6(a)(i):

Section 9.6(a)(i) shall not apply in the case of an assignee resulting from an FGSB Permitted Disposal.

5.	Amendment to Exhibit A:

Exhibit A shall be and is revised to reflect the Persons and Common Partnership Units, identified in Item No. 1 above, as well as the agreed values and percentages attributable thereto.

6.	Amendment to Exhibit B:

Exhibit B shall be and is revised to add a new paragraph 8, to read in its entirety as follows:

8. The amount of Nonrecourse Liabilities allocable to properties contributed to the Partnership by the FGSB Limited Partner and allocated to Partners holding Common Partnership Units originally issued to FGSB Master LLC pursuant to Section 1.752-3(a)(3) of the Treasury Regulations shall be in accordance with the fifth sentence thereof beginning “Additionally, the partnership may first allocate. . .” (relating to allocation of built-in gain on §704(c) property). To the extent the Partnership has Nonrecourse Liabilities of the Partnership in excess of those allocated pursuant to Section 1.752-3(a)(1), (2) of the Treasury Regulations and the preceding sentence, such excess Nonrecourse Liabilities shall be allocated among the Partners in accordance with their respective Common Percentage Interests.

Exhibit I - Page 4

EXHIBIT J

DESIGNATION OF INTERESTS ISSUED TO CRYSTAL CITY LIMITED PARTNERS

Pursuant to Section 4.3(a)(i) of the Fifth Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (the “Agreement”), to which this Exhibit J is attached, the General Partner has caused the Partnership to issue additional Partnership Interests in the form of Class B Common Partnership Units in the number and to the respective Persons set forth below (collectively, the “Crystal City Limited Partners”). The Class B Common Partnership Units issued to the Crystal City Limited Partners shall be governed by the terms of the Agreement subject to the following:

1.	Definitions. The following terms are hereby defined as follows for purposes of Amendment No. 5 to the Agreement with respect to the Crystal City Limited Partners, any transferees of such Crystal City Limited Partners in a Crystal City Permitted Disposal and the Class B Common Partnership Units acquired by such persons on July 13, 2006:

“Crystal City Limited Partners” means:

Name of Crystal City Limited Partner	Class B Common Partnership Units Issued
Lawrence D. Barkman	37,343
Arthur A. Birney	263
Washington Brick & Terra Cotta Company, L.P., L.L.P.	1,848,489
Barbara Fleischman	29,875
Lawrence A. Fleischman Non-Exempt Trust	29,875
Laura Glassman	1,726
Paul Glassman	1,726
Kogod Family Holding Group LLC	316,263
Arlene R. Kogod	145,585
Lauren Sue Kogod	56,015
Leslie Susan Kogod	56,015
Robert P. Kogod	144,980
Stuart Allan Kogod	56,015
Robert H. Smith	450,249
MC II Associates	246,465
Eads, LLC	36,818
Eads Associates Limited Partnership	357,140

3,814,842

Exhibit J - Page 1

“Crystal City Permitted Disposal” means a transfer by a Crystal City Limited Partner of Class B Common Partnership Units:

(i) to any Person who, on the date of such proposed transfer is either a partner, member or shareholder of such Crystal City Limited Partner, provided that such transferee satisfies all criteria for transfer applicable to such transferee, as set forth in the Partnership Agreement or that certain Contribution Agreement between the Partnership and Eads Associates Limited Partnership, dated as of May 18, 2006 and agrees in writing to be bound by all of the terms and conditions of the Partnership Agreement; or

(ii) in connection with a pledge, delivery or other grant of a security interest in the Class B Common Partnership Units held by a Crystal City Limited Partner or a transfer under clause (i) for the purpose of securing a bona fide lending transaction.

“Lock-Up Agreement” shall mean the Lock-Up Agreement dated as of July 13, 2006, executed by the Crystal City Limited Partners in favor of the Company.

“Lock-Up Period” shall mean (i) a period of one (1) year from the date of this Amendment with respect to all of the Class B Common Partnership Units issued to the Crystal City Limited Partners on such date, (ii) for a period of eighteen (18) months from the date of this Amendment with respect to two-thirds of the Class B Common Partnership Units issued to each of the Crystal City Limited Partners on such date, and (iii) for a period of twenty-four (24) months from the date of this Amendment with respect to one-third of the Class B Common Partnership Units issued to each of the Crystal City Limited Partners on such date.

2.	Amendment with respect to Section 9.5:

The consent required by Section 9.5(a) shall not be required in the event of a Crystal City Permitted Disposal.

3.	Amendment with respect to Section 9.6(a)(i):

Section 9.6(a)(i) shall not apply in the case of an assignee resulting from a Crystal City Permitted Disposal.

4.	Amendment to Exhibit A:

Exhibit A shall be and is revised to reflect the Crystal City Limited Partners and their respective ownership of Class B Common Partnership Units, as set forth in Item No. 1 above, as well as the agreed values and percentages attributable thereto.

5.	Amendment to Exhibit B: The following sentence is added as the final sentence of Section A.3. of Exhibit B of the Partnership Agreement:

Notwithstanding the foregoing, the Book-Tax Difference with respect to the “Property” as defined in the Contribution Agreement between the Partnership and Eads Associates Limited Partnership, dated as of

Exhibit J - Page 2

May 18, 2006, shall be accounted for as provided in Article 6 of the Tax Protection Reporting Agreement between the Partnership and Eads Associates Limited Partnership, dated as of July 13, 2006.

Exhibit J - Page 3

EXHIBIT K

[Reserved]

Exhibit K - Page 1

EXHIBIT L

DESIGNATION OF TERMS AND CONDITIONS OF SERIES D

PREFERRED PARTNERSHIP UNITS

A. Designation and Number. A series of Preferred Partnership Units, designated as Series D Preferred Partnership Units, is hereby established. The number of Series D Preferred Partnership Units shall be 9,666,797.

B. Rank. The Series D Preferred Partnership Units, with respect to rights to distributions and payments to Partners, the distribution of assets upon the liquidation, dissolution or winding up of the Partnership, rank (a) prior or senior to the Common Partnership Units and all Partnership Units issued by the Partnership (“Junior Units”) the terms of which specifically provide that such Partnership Units rank junior to the Series D Preferred Partnership Units; (b) on a parity with the Series A Preferred Partnership Units, Series E Preferred Partnership Units and all other Partnership Units issued in the future by the Partnership (“Parity Units”) the terms of which specifically provide that such Partnership Units rank on a parity with the Series D Preferred Partnership Units; (c) junior to all Partnership Units issued by the Partnership the terms of which specifically provide that such Partnership Units rank senior to the Series D Preferred Partnership Units; and (d) junior to all of the Partnership’s existing and future indebtedness.

C. Distributions.

(i) Pursuant to Section 8.1 of the Partnership Agreement but subject to the rights of holders of any Preferred Partnership Units ranking senior to the Series D Preferred Partnership Units as to the payment of distributions, Ashford OP Limited Partner LLC, in its capacity as the holder of the then outstanding Series D Preferred Partnership Units, shall be entitled to receive, when, as and if authorized by the General Partner, from the Cash Flow, cumulative quarterly preferential cash distributions in an amount per Series D Preferred Partnership Unit equal to 8.45% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.1125 per Series D Preferred Partnership Unit); provided, however, that during any period of time that both (i) the Series D Preferred Stock is not listed on the NYSE, AMEX or NASDAQ, and (ii) the Company is not subject to the reporting requirements of the Exchange Act, and any shares of Series D Preferred Stock are outstanding, in lieu of the distribution described above, the Partnership will increase the cumulative quarterly preferential cash distributions to an amount per Series D Preferred Partnership Unit equal to 9.45% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.3625 per Series D Preferred Partnership Unit). Distributions of Preferred Return on each Series D Preferred Partnership Unit shall be cumulative from the date of original issuance, whether or not in any distribution period or periods (i) such distributions shall be authorized by the General Partner, (ii) there shall be funds legally available for the payment of such distributions or (iii) any agreement prohibits the Partnership’s payment of such distributions, and such distributions shall be payable quarterly the 15th day of January, April, July and October of each year (or, if not a Business Day, the next

Exhibit L - Page 1

succeeding Business Day). Any distribution of Preferred Return payable on the Series D Preferred Partnership Units for any partial distribution period will be computed on the basis of twelve 30-day months and a 360-day year. Distributions of Preferred Return will be payable in arrears to holders of record as they appear on the records of the Partnership at the close of business on the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable distribution payment date, which dates shall be the Partnership Record Dates for the Series D Preferred Partnership Units. Except for distributions in liquidation or redemption as provided in Sections D and E, respectively, holders of Series D Preferred Partnership Units will not be entitled to receive any distributions in excess of cumulative Preferred Returns accrued on the Series D Preferred Partnership Units at the rate specified in this paragraph. No interest will be paid in respect of any distribution payment or payments on the Series D Preferred Partnership Units that may be in arrears. The 9.45% distribution on the Series D Preferred Partnership Units, if applicable, shall cease to accrue and the distribution rate shall revert to 8.45% on the first date following the earlier of (i) the listing of the Series D Preferred Stock on the NYSE, AMEX or NASDAQ or (ii) the Company becoming subject to the reporting requirements of the Exchange Act.

(ii) When distributions of Preferred Return are not paid in full upon the Series D Preferred Partnership Units or any other series of Parity Units, or a sum sufficient for such payment is not set apart, all distributions of Preferred Return authorized by the General Partner upon the Series D Preferred Partnership Units and any other series of Parity Units shall be authorized by the General Partner ratably in proportion to the respective amounts of such distributions accumulated, accrued and unpaid on the Series D Preferred Partnership Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Series D Preferred Partnership Units equal to the full amount of accumulated, accrued and unpaid distributions of Preferred Return have been or contemporaneously are authorized by the General Partner and paid, or authorized by the General Partner and a sum sufficient for the payment thereof set apart for such payment for all past distribution periods, no distributions (other than distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be authorized by the General Partner or paid or set aside for payment by the Partnership with respect to any class or series of Parity Units. Unless full cumulative distributions of Preferred Return on the Series D Preferred Partnership Units have been paid or authorized by the General Partner and set apart for payment for all past distribution periods, no distributions (other than distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be authorized by the General Partner or paid or set apart for payment by the Partnership with respect to any Junior Units, nor shall any Junior Units or Parity Units be redeemed, purchased or otherwise acquired for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any Junior Units or Parity Units (except by conversion or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Units or Parity Units. Notwithstanding the foregoing, the General Partner shall not be prohibited from (i) authorizing or paying or setting apart for payment any Preferred Return or distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Junior Units

Exhibit L - Page 2

or Parity Units, in each case, if such authorization, payment, redemption, purchase or other acquisition is necessary to maintain the Company’s qualification as a REIT.

(iii) No distribution of Preferred Return on the Series D Preferred Partnership Units shall be authorized by the General Partner or paid or set apart for payment at such time as the terms and provisions of any agreement of the Partnership, including any agreement of the Partnership relating to the Partnership’s indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, payment or setting apart for payment shall be restricted or prohibited by law.

(iv) In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership) of Preferred Return or in redemption or otherwise, is permitted, amounts that would be needed, if the Partnership were to be dissolved at the time of the distribution, to satisfy the liquidation preference of the Series D Preferred Partnership Units (as provided in Section D below) will not be added to the Partnership’s total liabilities.

D. Liquidation Preference.

(i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, before any payment or distribution shall be made to or set apart for the holders of any Junior Units, Ashford OP Limited Partner LLC, in its capacity as holder of the Series D Preferred Partnership Units, shall be entitled to receive a liquidation preference distribution of $25.00 per Series D Preferred Partnership Unit, plus an amount equal to all accumulated, accrued and unpaid Preferred Return to the date of final distribution, but Ashford OP Limited Partner LLC shall not be entitled to any further payment with respect thereto. If upon any liquidation, dissolution or winding up of the Partnership, its assets, or proceeds thereof, distributable among Ashford OP Limited Partner LLC, in its capacity as the holder of the Series D Preferred Partnership Units, shall be insufficient to pay in full the above described preferential distribution and liquidating distributions on any other series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among Ashford OP Limited Partner LLC, in its capacity as the holder of the Series D Preferred Partnership Units, and the holders of any such other Parity Units ratably in the same proportion as the respective amounts that would be payable on such Series D Preferred Partnership Units and any such other Parity Units if all amounts payable thereon were paid in full.

(ii) Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to Ashford OP Limited Partner LLC, in its capacity as the holder of the Series D Preferred Partnership Units, holders of the Series D Preferred Partnership Units shall have no right or claim to any of the remaining assets of the Partnership.

(iii) None of a consolidation or merger of the Partnership with or into another entity, a merger of another entity with or into the Partnership, a statutory unit exchange

Exhibit L - Page 3

by the Partnership or a sale, lease or conveyance of all or substantially all of the Partnership’s property or business shall be considered a liquidation, dissolution or winding up of the affairs of the Partnership.

E. Redemption. In connection with the redemption by the Company of any shares of Series D Preferred Stock in accordance with the provisions of the Series D Articles Supplementary, the Partnership shall provide cash to Ashford OP Limited Partner LLC for such purpose which shall be equal to the redemption price (as set forth in the Series D Articles Supplementary), plus all distributions of Preferred Return accumulated and unpaid to the Redemption Date (as defined in the Series D Articles Supplementary), and one Series D Preferred Partnership Unit shall be concurrently redeemed with respect to each share of Series D Preferred Stock so redeemed by the Company. From and after the applicable Redemption Date, the Series D Preferred Partnership Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series D Preferred Partnership Units shall cease. Any Series D Preferred Partnership Units so redeemed may be reissued to Ashford OP Limited Partner LLC at such time as the Company reissues a corresponding number of shares of Series D Preferred Stock so redeemed or repurchased, in exchange for the contribution by the Company, through the Ashford OP Limited Partner LLC, to the Partnership of the proceeds from such reissuance.

F. Voting Rights. Except as required by applicable law, the holder of the Series D Preferred Partnership Units, as such, shall have no voting rights.

G. Conversion. The Series D Preferred Partnership Units are not convertible into or exchangeable for any other property or securities of the Partnership.

H. Restriction on Ownership. The Series D Preferred Partnership Units shall be owned and held solely by Ashford OP Limited Partner LLC.

I. Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated pro rata among holders of Series D Preferred Partnership Units in accordance with Article V of the Partnership Agreement.

Exhibit L - Page 4

EXHIBIT M

NOTICE OF ELECTION BY PARTNER TO CONVERT

LTIP UNITS INTO COMMON PARTNERSHIP UNITS

The undersigned LTIP Unitholder hereby irrevocably (i) elects to convert the number of LTIP Units in Ashford Hospitality Limited Partnership (the “Partnership”) set forth below into Common Partnership Units in accordance with the terms of the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Common Partnership Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of LTIP Unitholder:
(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Date of this Notice:

(Signature of Limited Partner: Sign Exact Name as Registered with Partnership)

(Street Address)

(City)	(State) (Zip Code)

Exhibit M - Page 1

EXHIBIT N

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION

OF LTIP UNITS INTO COMMON PARTNERSHIP UNITS

Ashford Hospitality Limited Partnership (the “Partnership”) hereby irrevocably (i) elects to cause the number of LTIP Units held by the LTIP Unitholder set forth below to be converted into Common Partnership Units in accordance with the terms of the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of LTIP Unitholder:
(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Date of this Notice:

Exhibit N - Page 1

EXHIBIT O

DESIGNATION OF TERMS AND CONDITIONS OF SERIES E

PREFERRED PARTNERSHIP UNITS

A. Designation and Number. A series of Preferred Partnership Units, designated as Series E Preferred Partnership Units, is hereby established. The number of Series E Preferred Partnership Units shall be 4,822,000.

B. Rank. The Series E Preferred Partnership Units, with respect to rights to distributions and payments to Partners, the distribution of assets upon the liquidation, dissolution or winding up of the Partnership, rank (a) prior or senior to the Common Partnership Units and all Partnership Units issued by the Partnership (“Junior Units”) the terms of which specifically provide that such Partnership Units rank junior to the Series D Preferred Partnership Units; (b) on a parity with the Series A Preferred Partnership Units, Series B-1 Preferred Partnership Units, Series D Preferred Partnership Units and all other Partnership Units issued in the future by the Partnership (“Parity Units”) the terms of which specifically provide that such Partnership Units rank on a parity with the Series E Preferred Partnership Units; (c) junior to all Partnership Units issued by the Partnership the terms of which specifically provide that such Partnership Units rank senior to the Series E Preferred Partnership Units; and (d) junior to all of the Partnership’s existing and future indebtedness.

C. Distributions.

(i) Pursuant to Section 8.1 of the Partnership Agreement but subject to the rights of holders of any Preferred Partnership Units ranking senior to the Series E Preferred Partnership Units as to the payment of distributions, Ashford OP Limited Partner LLC, in its capacity as the holder of the then outstanding Series E Preferred Partnership Units, shall be entitled to receive, when, as and if authorized by the General Partner, from the Cash Flow, cumulative quarterly preferential cash distributions in an amount per Series E Preferred Partnership Unit equal to 9.000% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.25 per Series E Preferred Partnership Unit). Distributions of Preferred Return on the Series E Preferred Partnership Units shall be cumulative from the date of original issuance, whether or not in any distribution period or periods (i) such distributions shall be authorized by the General Partner, (ii) there shall be funds legally available for the payment of such distributions or (iii) any agreement prohibits the Partnership’s payment of such distributions, and such distributions shall be payable quarterly the 15th day of January, April, July and October of each year (or, if not a Business Day, the next succeeding Business Day). Any distribution of Preferred Return payable on the Series E Preferred Partnership Units for any partial distribution period will be computed on the basis of twelve 30-day months and a 360-day year. Distributions of Preferred Return will be payable in arrears to holders of record as they appear on the records of the Partnership at the close of business on the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable distribution payment date, which dates shall be the Partnership Record Dates for the Series E Preferred Partnership Units. Except for distributions in liquidation or redemption as provided in Sections D and E,

Exhibit O - Page 1

respectively, holders of Series E Preferred Partnership Units will not be entitled to receive any distributions in excess of cumulative Preferred Returns accrued on the Series E Preferred Partnership Units at the rate specified in this paragraph. No interest will be paid in respect of any distribution payment or payments on the Series E Preferred Partnership Units that may be in arrears.

(ii) When distributions of Preferred Return are not paid in full upon the Series E Preferred Partnership Units or any other series of Parity Units, or a sum sufficient for such payment is not set apart, all distributions of Preferred Return authorized by the General Partner upon the Series E Preferred Partnership Units and any other series of Parity Units shall be authorized by the General Partner ratably in proportion to the respective amounts of such distributions accumulated, accrued and unpaid on the Series E Preferred Partnership Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Series E Preferred Partnership Units equal to the full amount of accumulated, accrued and unpaid distributions of Preferred Return have been or contemporaneously are authorized by the General Partner and paid, or authorized by the General Partner and a sum sufficient for the payment thereof set apart for such payment for all past distribution periods, no distributions (other than distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be authorized by the General Partner or paid or set aside for payment by the Partnership with respect to any class or series of Parity Units. Unless full cumulative distributions of Preferred Return on the Series E Preferred Partnership Units have been paid or authorized by the General Partner and set apart for payment for all past distribution periods, no distributions (other than distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be authorized by the General Partner or paid or set apart for payment by the Partnership with respect to any Junior Units, nor shall any Junior Units or Parity Units be redeemed, purchased or otherwise acquired for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any Junior Units or Parity Units (except by conversion or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Units or Parity Units. Notwithstanding the foregoing, the General Partner shall not be prohibited from (i) authorizing or paying or setting apart for payment any Preferred Return or distribution on any Junior Units or Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Junior Units or Parity Units, in each case, if such authorization, payment, redemption, purchase or other acquisition is necessary to maintain the Company’s qualification as a REIT.

(iii) No distribution of Preferred Return on the Series E Preferred Partnership Units shall be authorized by the General Partner or paid or set apart for payment at such time as the terms and provisions of any agreement of the Partnership, including any agreement of the Partnership relating to the Partnership’s indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, payment or setting apart for payment shall be restricted or prohibited by law.

Exhibit O - Page 2

(iv) In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership) of Preferred Return or in redemption or otherwise, is permitted, amounts that would be needed, if the Partnership were to be dissolved at the time of the distribution, to satisfy the liquidation preference of the Series E Preferred Partnership Units (as provided in Section D below) will not be added to the Partnership’s total liabilities.

D. Liquidation Preference.

(i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, before any payment or distribution shall be made to or set apart for the holders of any Junior Units, Ashford OP Limited Partner LLC, in its capacity as holder of the Series E Preferred Partnership Units, shall be entitled to receive a liquidation preference distribution of $25.00 per Series E Preferred Partnership Unit, plus an amount equal to all accumulated, accrued and unpaid Preferred Return to the date of final distribution, but Ashford OP Limited Partner LLC shall not be entitled to any further payment with respect thereto. If upon any liquidation, dissolution or winding up of the Partnership, its assets, or proceeds thereof, distributable among Ashford OP Limited Partner LLC, in its capacity as the holder of the Series E Preferred Partnership Units, shall be insufficient to pay in full the above described preferential distribution and liquidating distributions on any other series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among Ashford OP Limited Partner LLC, in its capacity as the holder of the Series E Preferred Partnership Units, and the holders of any such other Parity Units ratably in the same proportion as the respective amounts that would be payable on such Series E Preferred Partnership Units and any such other Parity Units if all amounts payable thereon were paid in full.

(ii) Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to Ashford OP Limited Partner LLC, in its capacity as the holder of the Series E Preferred Partnership Units, holders of the Series E Preferred Partnership Units shall have no right or claim to any of the remaining assets of the Partnership.

(iii) None of a consolidation or merger of the Partnership with or into another entity, a merger of another entity with or into the Partnership, a statutory unit exchange by the Partnership or a sale, lease or conveyance of all or substantially all of the Partnership’s property or business shall be considered a liquidation, dissolution or winding up of the affairs of the Partnership.

E. Redemption. In connection with the redemption by the Company of any shares of Series E Preferred Stock in accordance with the provisions of the Series E Articles Supplementary, the Partnership shall provide cash to Ashford OP Limited Partner LLC for such purpose which shall be equal to the redemption price (as set forth in the Series E Articles Supplementary), plus all distributions of Preferred Return accumulated and unpaid to, but not including, the Redemption Date (as defined in the Series E Articles Supplementary), and one Series E Preferred Partnership Unit shall be concurrently redeemed with respect to each share of Series E Preferred Stock so redeemed by the Company. From and after the applicable

Exhibit O - Page 3

Redemption Date, the Series E Preferred Partnership Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series E Preferred Partnership Units shall cease.

F. Voting Rights. Except as required by applicable law, the holder of the Series E Preferred Partnership Units, as such, shall have no voting rights.

G. Conversion. In connection with the conversion by the Company of any shares of Series E Preferred Stock into shares of REIT Common Shares in accordance with the provisions of the Series E Articles Supplementary, the Partnership shall convert Series E Preferred Partnership Units into Common Partnership Units and issue such Common Partnership Units to Ashford OP Limited Partner LLC. The number of Common Partnership Units into which the Series E Preferred Partnership Units are convertible shall be equal to the number of REIT Common Shares into which the Series E Preferred Stock is then being converted, as set forth in the Series E Articles Supplementary. From and after the applicable Conversion Date (as such term is defined in the Series E Articles Supplementary), the Series E Preferred Partnership Units so converted shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series E Preferred Partnership Units shall cease.

H. Restriction on Ownership. The Series E Preferred Partnership Units shall be owned and held solely by Ashford OP Limited Partner LLC.

I. Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated pro rata among holders of Series E Preferred Partnership Units in accordance with Article V of the Partnership Agreement.

Exhibit O - Page 4

EXHIBIT P

DISTRIBUTION OF INTERESTS IN ASHFORD HOSPITALITY PRIME LIMITED

PARTNERSHIP

On the Effective Date, the Partnership shall contribute certain assets to Ashford Hospitality Prime Limited Partnership (“Ashford Prime OP”) in exchange for common partnership units of Ashford Prime OP. The Partnership shall retain 4,977,853.1 of the common partnership interests of Ashford Prime OP, and the General Partner shall cause the Partnership to make a disproportionate distribution of the other common partnership units of Ashford Prime OP to the Limited Partners, as follows: 9,854,886.074 common partnership units of Ashford Prime OP to Ashford OP Limited Partner LLC and 3,798,299.60 common partnership units of Ashford Prime OP pro rata to the other Limited Partners thereby reducing the number of Common Partnership Units held by Limited Partners, other than Ashford OP Limited Partner LLC by a factor of 1.179312318 to a total of 16,103,875. Immediately, thereafter the Common Partnership Units will be recapitalized by increasing each Common Partnership Unit by a factor of 1.179312318 such that Ashford OP Limited Partner LLC will own 80,565,563 Common Partnership Units and the other Limited Partners will own 18,991,498 Common Partnership Units, based on a Conversion Factor of 1.0.

Immediately following the distribution and recapitalization described above on the Effective Date, Ashford OP Limited Partner LLC will own 80,565,563 Common Partnership Units of the Partnership and all other Limited Partners, including LTIP Unitholders, will own 18,991,498 Common Partnership Units.

Exhibit P - Page 1